                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

     Filed by the Registrant [x]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              PLD TELEKOM INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [x] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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

                                PLD TELEKOM INC.
                                680 Fifth Avenue
                                   24th Floor
                            New York, New York 10019
                            ------------------------

              NOTICE OF SPECIAL AND ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                August 13, 1998
                            ------------------------

TO THE STOCKHOLDERS OF
PLD TELEKOM INC.:

     Notice is hereby given that a combined Special and Annual Meeting (the "Meeting") of the stockholders of PLD Telekom Inc. (the "Company") will be held at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 on August 13, 1998, at 10:00 a.m., local time, for the following purposes:

          1. To consider and vote upon a proposal to approve an Asset Exchange Agreement, dated April 19, 1998 (the "Asset Exchange Agreement"), between the Company and News America Incorporated, subsequently assigned by News America Incorporated to NewsPLD LLC (together, "News"), providing for the acquisition by the Company from News of 100% of the outstanding shares in PLD Holdings Limited, in exchange for the issuance of 3,826,041 shares of Common Stock of the Company, and the transactions contemplated thereby;

          2. To elect ten directors; and

          3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE ASSET EXCHANGE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE TO APPROVE THE ASSET EXCHANGE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

     Only stockholders of record as of the close of business on June 15, 1998 will be entitled to notice of the Meeting and to vote at the Meeting and any adjournments thereof. A list of stockholders of the Company as of the close of business on June 15, 1998 will be available for inspection during normal business hours for ten days prior to the Meeting at the Company's executive offices at 680 Fifth Avenue, 24th Floor, New York, New York.

                                          By order of the Board of Directors,

                                          JAMES R.S. HATT
                                          Chairman, President and
                                            Chief Executive Officer

New York, New York
July 22, 1998

 EACH STOCKHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD
  IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO
            DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                                PLD TELEKOM INC.
                                680 FIFTH AVENUE
                                   24TH FLOOR
                            NEW YORK, NEW YORK 10019
                            ------------------------

                                PROXY STATEMENT
                                      FOR
                   SPECIAL AND ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                AUGUST 13, 1998
                            ------------------------

     This proxy statement and the accompanying form of proxy are being mailed on or about July 22, 1998, to the stockholders of PLD Telekom Inc. ("PLD" or the "Company"). These materials are being furnished in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies to be voted at a combined Special and Annual Meeting of Stockholders (the "Meeting") to be held at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 on August 13, 1998, at 10:00 a.m., local time, and at any adjournments thereof.

     At the Meeting, the stockholders of record of the common stock, par value $0.01 per share, of the Company (the "Common Stock") as of the close of business on June 15, 1998 (the "Record Date") will consider and vote upon proposals: (i) to approve an Asset Exchange Agreement, dated April 19, 1998 (the "Asset Exchange Agreement"), between the Company and News America Incorporated, subsequently assigned by News America Incorporated to NewsPLD LLC (together, "News"), providing for the acquisition by the Company from News of 100% of the outstanding shares in PLD Holdings Limited, in exchange for the issuance of 3,826,041 shares of Common Stock (the "Exchange Shares"), and the transactions contemplated thereby (such transactions being referred to herein collectively as the "Asset Exchange"); (ii) to elect ten directors to the Board; and (iii) to transact such other business as may properly come before the Meeting or any adjournments thereof.

     The Asset Exchange Agreement and the transactions contemplated thereby are complex and are discussed in detail in this Proxy Statement. Stockholders are strongly encouraged to read carefully and consider this Proxy Statement in its entirety.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). These reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Seven World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 800 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of that site is http://www.sec.gov.

     Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated by reference in this Proxy Statement:

          (a) Annual Report on Form 10-K, filed with the Commission on March 31, 1998 for the fiscal year ended December 31, 1997;

          (b) Amendment No. 1 to Annual Report on Form 10-K/A, filed with the Commission on April 29, 1998 for the fiscal year ended December 31, 1997;

          (c) Amendment No. 2 to Annual Report on Form 10-K/A, filed with the Commission on July 22, 1998 for the fiscal year ended December 31, 1997;

          (d) Quarterly Report on Form 10-Q, filed with the Commission on May 15, 1998 for the quarter ended March 31, 1998;

          (e) Amendment No. 1 to Quarterly Report on Form 10-Q/A, filed with the Commission on July 22, 1998 for the quarter ended March 31, 1998;

          (f) Current Report on Form 8-K, filed with the Commission on April 3, 1998, as amended by a Current Report on Form 8-K/A, filed with the Commission on April 8, 1998;

          (g) Current Report on Form 8-K, filed with the Commission on April 22, 1998; and

          (h) The descriptions of the Common Stock set forth in the Company's Registration Statements pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the date of the Meeting shall be deemed to be incorporated by reference into this Proxy Statement.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     This Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. These documents (not including exhibits to the documents incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Proxy Statement incorporates) are available without charge to any person, including any beneficial owner, to whom a Proxy Statement is delivered upon written or oral request. Requests should be directed to: PLD Telekom Inc., 680 Fifth Avenue, 24th Floor, New York, New York 10019, Attention: Secretary (telephone number
(212) 262-6060).

                                    SUMMARY

     The following is a summary of significant matters discussed elsewhere in this Proxy Statement. This summary is qualified in its entirety by reference to the more detailed information appearing in this Proxy Statement and the Appendices hereto. Stockholders are urged to read the entire Proxy Statement, including the Appendices hereto.

THE TRANSACTIONS

     At the Meeting, stockholders of the Company will be asked to consider and vote upon proposals: (i) to approve the Asset Exchange Agreement and the transactions contemplated thereby; and (ii) to elect ten directors to the Board.

     The Asset Exchange Agreement, which was executed on April 19, 1998, is one of three agreements executed on that date between the Company, News and Cable and Wireless plc ("C&W") relating to the acquisition by the Company and News of certain assets owned by C&W. The closing of the transactions contemplated by each of these agreements is subject to a number of conditions as described in more detail in "The Asset Exchange -- Terms of the Transaction;" "The Asset Exchange Agreement" and "-- Regulatory Approvals."

     A summary of each of these agreements and the transactions contemplated thereby are set forth below.

     BELCEL Acquisition. Pursuant to an agreement between the Company and C&W, (the "BELCEL Acquisition Agreement"), the Company agreed with Cable and Wireless plc ("C&W") to acquire all of the shares of CommStruct International Byelorussia BV, a Netherlands corporation ("CIBBV"), which is the owner of 50% of Belarus-Netherlands Belcel Joint Venture ("BELCEL"), which in turn is the operator of a mobile telephone business in Belarus, plus certain intercompany indebtedness. The other 50% interest in BELCEL is now, and will, following the consummation of the acquisition continue to be, owned by the Minsk City Telephone Network (45%) and the Minsk Regional Telephone Network (5%). The shares of CIBBV and the intercompany indebtedness being acquired are hereinafter referred to as the "BELCEL Interest". The Company will issue 500,000 shares of Common Stock for the BELCEL Interest.

     C&W-News Transaction. Pursuant to an agreement between C&W and News (the "C&W-News Agreement"), News agreed to acquire from C&W all of the shares of the Company's Common Stock owned directly and indirectly by C&W (including the shares to be issued pursuant to the BELCEL Acquisition Agreement), a warrant to purchase 250,000 additional such shares, and all of the shares of PLD Holdings Limited, a Bermuda company ("Holdings"), for $80,000,000. Holdings owns 11% of PeterStar Company Limited ("PeterStar"), in which the Company also currently owns a 60% interest and which is one of the Company's principal operating businesses in the former Soviet Union.

     Asset Exchange. Pursuant to the Asset Exchange Agreement, the Company agreed to acquire from News 100% of the outstanding shares of Holdings (which News acquired from C&W) in exchange for the issuance of 3,826,041 shares of Common Stock.

     Resulting Ownerships. Following completion of the three transactions summarized above:

          - News PLD LLC, a wholly owned subsidiary of News America Incorporated, will own an aggregate of 14,381,780 shares of the Company's Common Stock (representing approximately 38.0% of the outstanding Common Stock after the completion of the transactions) and a warrant to purchase an additional 250,000 shares of Common Stock;

          - PLD will own, in addition to its other holdings: (i) a 100% interest in CIBBV and, indirectly, a 50% interest in BELCEL; and (ii) a total interest of 71% in PeterStar; and

          - C&W will have no remaining interests in any of PLD, CIBBV or Holdings and will have received an aggregate of $80,000,000.

     See "Business -- Corporate Structure" for organizational charts showing the ownership of the Company and its interests in operating businesses including PeterStar, and after the closing of the transactions contemplated by the BELCEL Acquisition Agreement, BELCEL.

PARTIES

     PLD Telekom Inc. The Company, through its operating subsidiaries, is a major provider of local, long distance and international telecommunications services in the Russian Federation and Kazakhstan. The Company's four principal operating businesses are: (i) PeterStar, which provides integrated local, long distance and international telecommunications services in St. Petersburg through a fully digital fiber optic network; (ii) Technocom Limited ("Technocom"), which, through Teleport-TP, provides dedicated international telecommunications services to Russian and foreign businesses in Moscow and operates a satellite-based pan-Russian long distance network; (iii) Baltic Communications Limited ("BCL"), which provides dedicated international telecommunications services in St. Petersburg; and (iv) ALTEL (formerly known as BECET International), ("ALTEL"), which currently provides the only national cellular service in Kazakhstan. The Company's executive offices are located at 680 Fifth Avenue, 24th Floor, New York, New York 10019 and its telephone number is (212) 262-6060.

     News America Incorporated. News America Incorporated, the principal subsidiary in the United States of The News Corporation Limited ("News Corporation"), is a holding company whose affiliates and subsidiaries conduct the United States activities of News Corporation. News Corporation is a diversified international communications company principally engaged in the production and distribution of motion pictures and television programming, television broadcasting, publication of newspapers, magazines and books, promotional marketing services, digital broadcasting system design, conditional access and subscriber management systems and providing computer information services. All of the businesses in which News Corporation are engaged are conducted in highly competitive markets. The activities of News Corporation are conducted principally in the United States, the United Kingdom, Australia and the Asia Pacific region. News Corporation has also entered into joint ventures to provide direct broadcast satellite television services in Latin America.

     PeterStar Company Limited. PeterStar, in which the Company currently owns a 60% interest, operates a fully digital, city-wide fiber optic telecommunications network in St. Petersburg that is interconnected with the network of Petersburg Telephone Network ("PTN"), the local telephone company, as well as the Russian national and international long distance systems. PeterStar provides integrated, high quality, digital telecommunications services with modern transmission equipment, including local, national and international long distance and value-added services, to businesses in St. Petersburg. PeterStar's executive offices are located at: Building 31, Line 16, Vassilievski Island, 199178, St. Petersburg, Russia.

     PLD Holdings Limited. Holdings, a Bermuda corporation which is an indirect wholly owned subsidiary of C&W, is the holding company for C&W's 11% interest in PeterStar. At the time of its acquisition by the Company, it will have no other business activities or material assets. Holdings' registered offices are located at: Cedar House, 41 Cedar Avenue, Hamilton HM 12, Bermuda.

MARKET PRICE INFORMATION

     On April 17, 1998, the last trading day prior to the announcement of the proposed transactions, the last reported sale price of the Company's Common Stock on the Nasdaq Stock Market (ticker symbol: PLDI) was $9.015625 and the last reported sale prices of the American Depositary Receipts of News Corporation (ticker symbol: NWS) and C&W (ticker symbol: CWP) on the New York Stock Exchange were $29.625 and $37.4375, respectively.

THE MEETING

     The Meeting will be held on August 13, 1998, at 10:00 a.m., local time, at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178.

     At the Meeting, the stockholders of record of Common Stock as of the close of business on June 15, 1998 will consider and vote upon proposals: (i) to approve the Asset Exchange Agreement between the Company and News, providing for the acquisition by the Company from News of 100% of the outstanding shares in Holdings, in exchange for the issuance of 3,826,041 shares of Common Stock, and the transactions contemplated thereby; (ii) to elect ten directors to the Board; and (iii) to transact such other business as may properly come before the Meeting or any adjournments thereof.

     Approval of the Asset Exchange Agreement and the transactions contemplated thereby requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote. Directors are to be elected at the Meeting by a plurality of the votes cast by holders of Common Stock present in person or represented by proxy at the Meeting and entitled to vote.

     Shareholder approval of the Asset Exchange Agreement is being sought by reason of the application to this transaction of Rule 4460(i)(C)(i) of the Marketplace Rules of The Nasdaq Stock Market (the "Nasdaq Rules"), on which the Company's shares are listed.

     C&W, which currently owns approximately 30.0% of the outstanding shares of Common Stock, has indicated that it intends to vote in favor of the Asset Exchange Agreement and the transactions contemplated thereby.

REASONS FOR THE ASSET EXCHANGE

     See "The Asset Exchange -- Reasons for the Asset Exchange Agreement; Recommendation of the Board of Directors."

RECOMMENDATION OF BOARD OF DIRECTORS

     The Board of Directors of the Company has approved the Asset Exchange Agreement and the transactions contemplated thereby and recommends that the Company's stockholders vote to approve the Asset Exchange Agreement and the transactions contemplated thereby. See "The Asset Exchange -- Reasons for the Asset Exchange Agreement; Recommendation of the Board of Directors."

THE ASSET EXCHANGE AGREEMENT

     The Asset Exchange Agreement sets forth the principal terms by which the transactions contemplated by the Asset Exchange Agreement will be consummated. The Asset Exchange Agreement contains representations, warranties and agreements of the parties, and provides specific conditions to the consummation of the transactions contemplated by the Asset Exchange Agreement. See "The Asset Exchange -- The Asset Exchange Agreement."

CLOSING DATE

     Subject to the Company's or News' rights to terminate the Asset Exchange Agreement, the closing of the Asset Exchange will occur three business days after the date upon which all of the conditions to the Asset Exchange Agreement are satisfied or duly waived, or at such other time and date as the Company and News may agree. The Asset Exchange will close at the same time as, and is conditioned on, the completion of the transactions contemplated by the C&W-News Agreement and the BELCEL Acquisition Agreement. The Company and News currently anticipate that the Asset Exchange will be completed on or about August 14, 1998, if the Asset Exchange Agreement and the transactions contemplated thereby are approved at the Meeting.

RECENT DEVELOPMENTS

     In recent weeks, there has been considerable turmoil and uncertainty in the Russian financial markets, prompted in large part by the crisis in the Asian financial markets which began in late 1997 and is still continuing, and the economic and political problems being experienced by a number of Asian countries. While this has not had an immediate impact upon the Company, there can be no assurance that it will not have a material adverse effect in the future. See "Business -- Recent Developments."

     As of June 1, 1998 the interest rates payable in respect of the Company's Senior Notes due 2004 and its Revolving Credit Notes due 1998 increased from 14% to 14.5%, and from 12% to 15%, respectively, because the Company did not raise $20,000,000 in additional equity by May 31, 1998, as provided by the terms of those Notes. See "Business -- Recent Developments."

                                  THE MEETING

GENERAL

     This Proxy Statement is being furnished to holders of Common Stock in connection with the solicitation of proxies by the Board for use at the combined Special and Annual Meeting of Stockholders to be held on August 13, 1998, at 10:00 a.m., and at any adjournment or postponement thereof.

PURPOSE OF THE MEETING

     At the Meeting, stockholders of the Company will be asked to consider and vote upon proposals: (i) to approve the Asset Exchange Agreement and the transactions contemplated thereby; and (ii) to elect ten directors to the Board.

     This Proxy Statement and its contents have been approved and its distribution authorized by the Board.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE ASSET EXCHANGE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ASSET EXCHANGE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

VOTING RIGHTS

     The Board has fixed June 15, 1998 as the Record Date for the determination of stockholders entitled to notice of and to vote at the Meeting. Accordingly, only stockholders of record of Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. As of June 15, 1998, there were 33,520,748 shares of Common Stock outstanding. Each stockholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in such stockholder's name.

     The Company presently has no other class of stock outstanding and entitled to be voted at the Meeting (pursuant to the Company's Certificate of Incorporation, holders of the Company's Series II Convertible Preferred Stock, par value $.01 and Series III Convertible Preferred Stock, par value $.01 are not entitled to receive notice of or to attend the Meeting or to vote at the Meeting).

     The presence in person or by proxy of holders entitled to cast a majority of all votes entitled to be cast at the Meeting will constitute a quorum.

     Shares cannot be voted at the Meeting unless the holder of record is present in person or by proxy.

SOLICITATION AND REVOCATION OF PROXIES

     The enclosed form of proxy is a means by which a stockholder may authorize the voting of his or her shares at the Meeting. All shares represented by properly executed proxies will be voted in accordance with the directions on the proxies, unless such proxies are revoked prior to the vote. PROPERLY EXECUTED PROXIES CONTAINING NO INSTRUCTIONS REGARDING ANY PARTICULAR MATTER SPECIFIED THEREIN WILL BE VOTED FOR THE APPROVAL OF SUCH MATTER OR, IN THE CASE OF ELECTION OF DIRECTORS, FOR THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS.

     Approval of the Asset Exchange Agreement and the transactions contemplated thereby requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote. Directors are to be elected at the Meeting by a plurality of the votes cast by holders of Common Stock present in person or represented by proxy at the Meeting and entitled to vote.

     In the case of shares that are present at the Meeting for quorum purposes, not voting those shares for a particular nominee for director (including by withholding authority on the proxy) will not operate to prevent the election of that nominee if he otherwise receives affirmative votes. An abstention on any other item (including as to the Asset Exchange Agreement and the transactions contemplated thereby) will operate to prevent approval of the item to the same extent as a vote against approval of such item and a broker "non-vote" on any item (which results when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner and those matters are matters with respect to which the broker has no discretion to vote) will have the same effect on the outcome of the vote on such item.

     The Board does not know of any other matters which may come before the Meeting. If any other matters are properly presented to the Meeting, for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

     Any stockholder of the Company who executes and returns a proxy has the power to revoke it any time before it is voted. The giving of a proxy does not affect a stockholder's right to attend the Meeting and vote in person. A stockholder's presence at the meeting, however, will not in itself revoke the stockholder's proxy. Any stockholder giving a proxy has the right to revoke it by giving written or oral notice of revocation to the Secretary of the Company, at 680 Fifth Avenue, 24th Floor, New York, NY 10019, or by delivering a subsequently executed proxy, at any time before the proxy is voted.

     The Company will bear the cost of solicitation of proxies for the Meeting. In addition to the use of the mails, proxies may be solicited by telephone by directors and officers and employees of the Company who will not be specially compensated for such services. The Company will request that the Notice of Meeting, this Proxy Statement, the proxy and related materials, if any, be forwarded to beneficial owners and expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling such matters.

     Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card whether or not you plan to attend the Meeting. If you plan to attend the Meeting to vote in person and your shares are registered with the Company's transfer agent in the name of a broker or bank, you must secure a proxy from your broker or bank assigning voting rights to you for your shares of Common Stock.

                               THE ASSET EXCHANGE

     This portion of the Proxy Statement describes various aspects of the Asset Exchange. The following descriptions do not purport to be complete and are qualified in their entirety by reference to the Asset Exchange Agreement attached hereto as Appendix A and incorporated herein by reference. ALL STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE ASSET EXCHANGE AGREEMENT IN ITS ENTIRETY.

BACKGROUND TO THE ASSET EXCHANGE

     In 1997, C&W announced its decision to dispose of its interest in the Company. The Company is aware that C&W had discussions with a number of other telecommunications companies regarding the acquisition of such interest. The Company does not know the details of those discussions, nor why they terminated. The Company has had its own discussions with C&W relating to the Company's acquisition of the C&W interests in PeterStar and BELCEL. Those discussions terminated in 1997 when C&W indicated an unwillingness to sell such interests separately from any sale of its interest in the Company. Since C&W was not willing to entertain an offer for its PeterStar and BELCEL stakes separate from its stake in the Company, the discussions were of a preliminary nature and did not progress to a discussion of pricing or other terms.

     In July 1997 the Russian government conducted an auction for a 25% interest in Sviazinvest, an entity created by the government to hold its interests in 85 privatized regional telephone companies and in Rostelecom, the privatized long distance carrier. A number of national and international consortia bid for this interest, which was eventually acquired by a group including Oneximbank and Renaissance Capital. AO LogoVAZ, a major Russian industrial conglomerate with interests, inter alia, in oil, automobiles, airlines and media ("LogoVAZ"), was a member of one of the losing consortia. LogoVAZ continued to be interested in developing a presence in the Russian telecommunications market and approached the Company to discuss ways in which the Company and LogoVAZ might cooperate to achieve this.

     In early 1998, News and LogoVAZ began discussing an investment in the Company by News in conjunction with LogoVAZ, and more specifically, a transaction in which News and LogoVAZ would jointly purchase the C&W interest in the Company.

     Following this, News approached the Company to obtain more information regarding its business and operations. On March 16, 1998, it executed a confidentiality agreement with the Company and thereafter conducted extensive due diligence with respect to the Company.

     It was agreed between LogoVAZ and News that News would negotiate to buy the C&W interest in the Company on its own and, if it was successful, would then enter into negotiations with LogoVAZ for the acquisition by LogoVAZ of an interest in the position purchased by News.

     News has advised the Company that negotiations with LogoVAZ have commenced and are continuing.

     Negotiations between C&W and News ensued with respect to C&W's interest in the Company as well as its interests in PeterStar and BELCEL. News agreed to acquire the PeterStar interest from C&W, but made it a condition to its acquisition that the Company agree to acquire this interest from News substantially simultaneously with its acquisition from C&W, and that the Company separately acquire the BELCEL Interest from C&W.

     The Company was willing to accede to these requirements of News for the reasons set forth in "Reasons for the Asset Exchange Agreement; Recommendation of the Board of Directors" below. The Board, which had been kept generally apprised of the status of the multi-party negotiations, met by telephone conference on April 17 and April 19, 1998 to approve the terms of the transactions, and the Asset Exchange Agreement, together with the C&W-News Agreement and the BELCEL Acquisition Agreement, were signed on April 19, 1998. The directors nominated by Navona Communications Corporation Ltd., a Bermuda corporation ("Navona") and a wholly owned subsidiary of C&W through which C&W holds its shares in the Company, abstained from voting on the transactions. All of the other directors of the Company voted in favor of the transactions except Mr. Gennady Kudriavtsev, who was not present. Mr. Kudriavtsev subsequently indicated his approval of the transactions.

TERMS OF THE TRANSACTIONS

     General. At the Meeting, the stockholders of the Company will be asked to consider and vote upon, among other things, a proposal to approve the Asset Exchange Agreement and the transactions contemplated thereby.

     The Asset Exchange Agreement was executed on April 19, 1998. Closing is subject to a number of conditions, including approval by the stockholders of the Company, regulatory approvals and the closing of the two other agreements also executed on April 19, 1998.

     The transactions contemplated by the Asset Exchange Agreement, the BELCEL Acquisition Agreement and the C&W-News Agreement will not effectuate any material changes in the rights of the holders of any capital stock of the Company.

     BELCEL Acquisition. Under the BELCEL Acquisition Agreement, the Company agreed with C&W to acquire 100% of the shares of CIBBV, which is the owner of 50% of BELCEL, which in turn is the operator of a mobile telephone business in Belarus (the other 50% interest in BELCEL is now, and will, following the consummation of the acquisition continue to be, owned by the Minsk City Telephone Network (45%) and the Minsk Regional Telephone Network (5%)). C&W also agreed to assign to PLD the benefit of the Loan Agreement, dated November 28, 1995, between C&W and CIBBV, as amended. The current balance owed by CIBBV to C&W (and which will be owed to PLD after the closing of the transactions contemplated by the BELCEL Acquisition Agreement) was approximately $8.6 million as of December 31, 1997. In addition, C&W agreed to either terminate, or assign to PLD the benefit of, the existing intercompany indebtedness for money owed to C&W and its subsidiaries and affiliates by CIBBV and BELCEL which totaled approximately $3.9 million as of December 31, 1997. The Company will issue a total of 500,000 shares of Common Stock to C&W for the BELCEL Interest in a private placement under Section 4(2) of the Securities Act of 1933 (the "Securities Act"). C&W, which is a leading global communications company, already owns 10,055,739 shares of Common Stock, or approximately 30.0% of the total common stock outstanding.

     Closing of the transactions contemplated by the BELCEL Acquisition Agreement is subject to a number of conditions, including, among other things:
(i) the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), applicable to the C&W-News Agreement shall have expired or been terminated (the waiting period was terminated on May 4, 1998); (ii) no preliminary or permanent injunction or other order or decree by any court shall have been issued and remain in effect which prevents the consummation of the BELCEL Acquisition Agreement and the transactions contemplated thereby, and no statute, rule or regulation shall have been enacted by any government or governmental agency which prohibits the consummation of the BELCEL Acquisition Agreement; (iii) the stockholders of the Company shall have approved the Asset Exchange Agreement; (iv) the stockholders of CIBBV shall have approved the transfer of the CIBBV shares to the Company; and (v) the performance by the Company and C&W of their respective obligations under the BELCEL Acquisition Agreement and the accuracy of their respective representations and warranties thereunder. In addition, the obligations of C&W to consummate the transactions contemplated by the BELCEL Acquisition Agreement are subject to the satisfaction of the conditions to the closing of the transactions contemplated by the C&W-News Agreement. Management of the Company is not presently aware of any circumstance that would be reasonably likely to prevent any of the conditions to the BELCEL Acquisition Agreement from being satisfied.

     The BELCEL Acquisition Agreement was filed as an exhibit to the Company's Current Report on Form 8-K, filed with the Commission on April 22, 1998, which report is incorporated by reference herein.

     C&W-News Transaction. Under the C&W-News Agreement, News agreed to acquire from C&W all of the shares of the Company's Common Stock owned by C&W (including the shares to be issued pursuant to the BELCEL Acquisition Agreement), a warrant to purchase 250,000 additional such shares, and all of the shares of Holdings, for $80,000,000. Holdings owns 11% of PeterStar, in which the Company also currently owns a 60% interest and which is one of the Company's principal operating businesses in the former Soviet Union. As noted, at the time of its acquisition by the Company, Holdings will have no business activities or material assets other than its interest in PeterStar.

     Closing of the transactions contemplated by the C&W-News Agreement is subject to a number of conditions, including, among other things: (i) the waiting period under the HSR Act applicable to the C&W-News Agreement shall have expired or been terminated (the waiting period was terminated on May 4, 1998);
(ii) no preliminary or permanent injunction or other order or decree by any court shall have been issued and remain in effect which prevents the consummation of the C&W-News Agreement and the transactions contemplated thereby, and no statute, rule or regulation shall have been enacted by any government or governmental agency which prohibits the consummation of the C&W-News Agreement; (iii) the Company shall have issued to C&W the 500,000 shares of the Company's Common Stock pursuant to the BELCEL Acquisition Agreement; and (iv) the performance by News and C&W of their respective obligations under the C&W-News Agreement and the accuracy of their respective representations and warranties thereunder. In addition, the obligations of News to consummate the transactions contemplated by the C&W-News Agreement are subject to, among other things; (i) no event or events shall have occurred and be continuing which, either individually or in the aggregate, would have a material adverse effect on the property, business, operations, prospects or condition (financial or otherwise) of the Company or PeterStar; and (ii) the conditions to closing under the Asset Exchange Agreement shall have been satisfied or waived by News. Management of the Company is not presently aware of any circumstance that would be reasonably likely to prevent any of the conditions to the C&W-News Agreement from being satisfied.

     The C&W-News Agreement was filed as an exhibit to C&W's Amendment No. 6 to its Schedule 13D, filed with the Commission on April 20, 1998.

     Asset Exchange. The shares of Holdings to be acquired by News (the "PeterStar Interest") are the subject of the Asset Exchange Agreement between News and the Company. Under the Asset Exchange Agreement, the Company agreed to acquire the PeterStar Interest from News immediately upon News' acquisition of this Interest from C&W, in exchange for the issuance to News of 3,705,631 shares of Common Stock. The Company subsequently agreed to issue News an additional 120,410 shares of Common Stock, in light of an increase in the number of shares of Common Stock outstanding. The shares of Common Stock will be issued in a private placement under Section 4(2) of the Securities Act. Following the completion of these transactions, the Company's interest in PeterStar will have increased from 60% to 71%, and News will hold approximately 38% of the outstanding shares of the Company's Common Stock. In addition, pursuant to a Directors Nomination Agreement between the Company and News, executed at the same time as the Asset Exchange Agreement (the "Directors Nomination Agreement"), News will have the right to nominate four individuals for election to the Board, which currently numbers ten individuals. The Directors Nomination Agreement also provides that the number of individuals which News may nominate will be adjusted proportionately based upon the size of the Board at any time, and will be reduced in the event of certain reductions in the percentage interest held by News in the Company. See "The Directors Nomination Agreement."

     Shareholder Approval. Shareholder approval of the Asset Exchange Agreement is being sought by reason of the application to this transaction of Rule 4460(i)(C)(i) of the Nasdaq Rules. This Rule requires shareholder approval of any acquisition for shares of the acquiror of stock of another company in which a substantial shareholder of the acquiror owns a 5% or greater interest, and the number of shares being issued by the acquiror will result in a 5% or greater increase in the number of outstanding shares. In this instance, at the time News transfers the PeterStar Interest to the Company, it will be a substantial shareholder of the Company, and the number of shares it will receive for the PeterStar Interest will represent approximately 10.1% of the total shares outstanding after the issuance.

     Shareholder approval of the BELCEL Acquisition Agreement is not required under the Nasdaq Rules and, accordingly, is not being sought in this instance. Nevertheless, because the closing of each of the three agreements described above is conditioned upon the closing of the other two, a negative vote by shareholders of the Company on the Asset Exchange Agreement would mean that the transactions contemplated by the C&W-News Agreement and the BELCEL Acquisition Agreement would not occur. Conversely, the fact that shareholders of the Company approve the Asset Exchange Agreement will not assure that the transactions contemplated by such Agreement close, not only because the Agreement itself is subject to certain other conditions, but in addition because the failure of either of the BELCEL Acquisition Agreement or the C&W-News Agreement to close will mean that the Asset Exchange Agreement does not close.

     C&W, which currently owns approximately 30.0% of the outstanding shares of Common Stock, has indicated that it intends to vote in favor of the Asset Exchange Agreement and the transactions contemplated thereby.

REASONS FOR THE ASSET EXCHANGE AGREEMENT; RECOMMENDATION OF THE BOARD OF
DIRECTORS

     The Board believes that the Asset Exchange Agreement and the transactions contemplated thereby are fair to and in the best interests of the Company and its shareholders. Accordingly, the Board approved the Asset Exchange Agreement and the transactions contemplated thereby and recommends that the shareholders of the Company vote for approval of the Asset Exchange Agreement and the transactions contemplated thereby.

     In reaching its decision to approve the Asset Exchange Agreement and the transactions contemplated thereby, the Board consulted with its legal and financial advisors, as well as the Company's management. The factors which were material to the Board's decision were:

          (1) the ability of the Company to increase the size of its interest in PeterStar which to date has been the Company's most successful venture in the former Soviet Union; and

          (2) management's analysis that, based upon its direct knowledge of PeterStar's condition based on managing and operating this company for over five years, the value of the additional 11% interest in PeterStar being acquired by the Company was at least equal to the value of the Exchange Shares being issued to News.

     Other factors considered by the Board included: management's familiarity with the operation of PeterStar, a desire to increase the Company's presence in the St. Petersburg market and the perceived favorable impact on the market for the Company's Common Stock.

     In addition, because the consummation of the transactions contemplated by the Asset Exchange Agreement is a condition to the C&W-News Agreement which would, inter alia, have the effect of making News the largest shareholder in the Company in place of C&W, the Board of Directors also considered the impact of this transaction upon the Company and concluded that it was in the best interests of the Company and its shareholders because of the following factors:

          (1) the transaction would bring the Company a new shareholder in place of a shareholder which had been seeking to dispose of its interest;

          (2) the interest of News in developing a presence in the Russian telecommunications industry; and

          (3) the profile of News and its affiliates in the international business community, and their significant experience in international business transactions.

     In addition, while the shareholders of the Company are not being asked to vote on the acquisition of the BELCEL Interest, the Board of Directors of the Company also believes that this transaction is fair to and in the best interests of the Company for the following reasons:

          (1) the opportunity to expand its cellular telephony operations into a new territory in the former Soviet Union;

          (2) the fact that members of senior management had been involved in the management or operation of BELCEL earlier in their careers, and therefore had significant familiarity with its business; and

          (3) management's analysis that the value of the BELCEL Interest being acquired by the Company was at least equal to the value of the shares of Common Stock being issued to C&W in exchange.

THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE ASSET EXCHANGE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ASSET EXCHANGE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

CLOSING DATE

     Subject to the Company's or News' rights to terminate the Asset Exchange Agreement, the closing (the "Closing") of the Asset Exchange will occur three business days after the date upon which all of the conditions to the Asset Exchange Agreement are satisfied or duly waived, or at such other time and date as the Company and News may agree. For a description of the circumstances under which the Company or News may terminate the Asset Exchange Agreement, see
"-- Termination." The Asset Exchange Agreement will close together with the completion of the transactions contemplated by the C&W-News Agreement and the BELCEL Acquisition Agreement. The Company and News currently anticipate that the transactions contemplated by the Asset Exchange Agreement will be completed on or about August 14, 1998, if the Asset Exchange Agreement and the transactions contemplated thereby are approved at the Meeting.

THE ASSET EXCHANGE AGREEMENT

     The description of the Asset Exchange Agreement set forth below summarizes the material provisions of the Asset Exchange Agreement, a copy of which is attached as Appendix A to this Proxy Statement and incorporated by reference herein. Shareholders are urged to read carefully the Asset Exchange Agreement.

     Representations and Warranties. The Asset Exchange Agreement contains representations and warranties made by the Company and News regarding, among other things, the Company's and News': (i) proper organization, powers and qualifications of each corporation and similar corporate matters; (ii) the authorization, performance and enforceability of the Asset Exchange Agreement; and (iii) consents and approvals required to effect the transactions contemplated by the Asset Exchange Agreement. In addition, the Company made certain representations and warranties as to its business and that of PeterStar, including, without limitation: (i) financial statements; (ii) absence of certain changes or events; (iii) legal proceedings and (iv) permits. The representations and warranties were made as of the date of the Asset Exchange Agreement and, as a condition to the closing of the transactions contemplated by the Asset Exchange Agreement, must be true in all material respects as of the Closing. The representations and warranties survive for one year following the Closing.

     Conduct of Business Prior to Closing. The Company has agreed that, prior to Closing, it will, and will cause PeterStar to: (i) conduct their respective businesses and operations according to their ordinary and usual course of business consistent with past practice; and (ii) provide News and its representatives with reasonable access to their respective books, records, offices and other facilities and properties. In addition, each of the Company and News have agreed to: (i) take all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the Asset Exchange Agreement; (ii) consult with each other prior to issuing any public announcement, statement or other disclosure with respect to the Asset Exchange Agreement and the transactions contemplated thereby; and (iii) cooperate with each other and use all reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all parties necessary or advisable to consummate the transactions contemplated by the Asset Exchange Agreement, including the filing of any documentation, applications, notices and documents with government bodies.

     Conditions to the Asset Exchange Agreement. The obligations of the Company and News to consummate the Asset Exchange Agreement and the transactions contemplated thereby are subject to, among other things, the satisfaction of the following conditions: (i) the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), applicable to the Asset Exchange shall have expired or been terminated (the waiting period was terminated on May 4, 1998); (ii) no preliminary or permanent injunction or other order or decree by any court shall have been issued and remain in effect which prevents the consummation of the Asset Exchange Agreement and the transactions contemplated thereby, and no statute, rule or regulation shall have been enacted by any government or governmental agency which prohibits the consummation of the Asset Exchange Agreement; (iii) the stockholders of the Company shall have approved the Asset Exchange Agreement; (iv) the transactions contemplated by the C&W-News Agreement shall have closed; (v) the performance by the Company and News of their respective obligations under the Asset Exchange Agreement and the accuracy of their representations and warranties thereunder; and (vii) delivery of opinions of counsel for the Company and News as to certain corporate matters.

     In addition, the obligations of the Company to consummate the Asset Exchange are subject to the closing of the transactions contemplated by the BELCEL Acquisition Agreement.

     The obligations of News to consummate the Asset Exchange Agreement are subject to, among other things, the satisfaction of the following additional conditions: (i) the absence of any event or events, either individually or in the aggregate, which would have a material and adverse effect on the property, business, operations, prospects or condition (financial or otherwise) of the Company; and (ii) the execution of the Directors Nomination Agreement by the Company and News (which was executed on April 19, 1998).

     Management of the Company is not presently aware of any circumstance that would be reasonably likely to prevent any of the conditions to the Asset Exchange Agreement from being satisfied.

     Indemnification. The Company and News have agreed to indemnify, defend and hold harmless the other party and their respective parents, subsidiaries and affiliates from and against all claims, actions, damages, liabilities, costs and expenses arising out of or resulting from a breach of any representation, warranty or agreement in the Asset Exchange Agreement by such party; provided that the liability of News pursuant to the indemnification provisions of the Asset Exchange Agreement is limited to $100,000 and that of the Company is limited to $20,000,000. Any indemnification claims paid by the Company will be paid in the form of shares of Common Stock, subject to the rules and regulations of any stock exchange upon which the Common Stock is traded or any interdealer quotation system on which the Common Stock is quoted.

     Amendment; Waiver; Termination. The Asset Exchange Agreement may be amended, modified or supplemented only by written agreement signed by both News and the Company. The Asset Exchange Agreement may be terminated at any time prior to Closing: (i) by mutual written consent of the Company and News; (ii) by either the Company or News if the Asset Exchange has not been consummated on or before June 30, 1998 (the date was subsequently extended to August 7, 1998 by mutual agreement and the Company anticipates a future extension will be agreed upon to such date as may be necessary to close the transactions), unless the absence of such occurrence is due to the failure of the party seeking to terminate to perform any of its covenants or obligations under the Asset Exchange Agreement; (iii) by either the Company or News if any required governmental or regulatory consent is not obtained or if an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Asset Exchange shall have been issued; and (iv) by either the Company or News if there has been a material violation or breach of any agreement, representation or warranty contained in the Asset Exchange Agreement.

THE DIRECTORS NOMINATION AGREEMENT

     Simultaneously with the execution of the Asset Exchange Agreement, the Company and News entered into the Directors Nomination Agreement regarding, among other things, the nomination by the Company of certain individuals designated by News for election as directors. The Company has agreed that, upon the closing of the transactions contemplated by the Asset Exchange Agreement, the BELCEL Acquisition Agreement and the C&W-News Agreement, it will use its best efforts to maintain the size of the Board at 10 and cause the Board initially to elect as directors four individuals designated by News. Thereafter, for the term of the Directors Nomination Agreement, the Company will nominate the appropriate number of News designees for election by stockholders, as described below.

     Pursuant to the terms of the Directors Nomination Agreement, the number of individuals that News shall be permitted to designate for nomination will be based on the percentage of the issued and outstanding shares of Common Stock then held by News, News Corporation and its subsidiaries and affiliates, as follows:

                                                             PERCENTAGE OF
                 NUMBER OF DESIGNEES                    TOTAL SHARES OUTSTANDING
                 -------------------                    ------------------------
       4..............................................        23% or over
       3..............................................         15%-22.99%
       2..............................................         10%-14.99%
       1..............................................          5%-9.99%
       0..............................................          Below 5%

     In addition, if the size of the Board is increased to greater than 10 directors, the number of directors to be designated by News will be proportionately adjusted, rounding up where necessary to the next highest whole number.

     The Directors Nomination Agreement expires on April 19, 2008.

     In connection with entering into the Directors Nomination Agreement, the Company and News also entered into a letter agreement, dated April 19, 1998, providing for the Company and News to continue discussions concerning the size of the Board and the number of persons that News may designate as nominees on the Company's slate of nominees for election as director. Prior to executing the Directors Nomination Agreement, the Company had been seeking to implement a structure whereby the size of the Board would be expanded to 12 and News would be entitled to designate six persons as nominees for the election to the Board. Because of uncertainty as to whether the Nasdaq Rules would permit such number of designees, the Company and News determined initially to place only four members, of a total Board membership of 10 persons, as News' designees on the Board, as reflected in the Directors Nomination Agreement. However, the Company and News agreed to continue to discuss the issue of Board size and composition with a view to preserving their original intent and, if successful, to take such action as is reasonably necessary to expand the size of the Board to 12 and to name a total of six persons to such an expanded Board as representatives of News.

     No assurance can be given that the Company and News will be able to secure the approval of the National Association of Securities Dealers, Inc. to the foregoing intentions. If such approval is obtained, the Company will consult with News with respect to the persons to be nominated and the manner of expanding the Board and electing such persons.

REGULATORY APPROVALS

     Under the provisions of the HSR Act, notice of the Asset Exchange Agreement was provided to the United States Department of Justice and to the Federal Trade Commission on April 24, 1998 for the purpose of allowing these federal agencies to evaluate the impact of the transactions contemplated by the Asset Exchange Agreement on competition in the market. On May 4, 1998, the Company and News were notified that the FTC had granted "early termination" of the waiting period under the HSR Act, thereby clearing the transactions contemplated by the Asset Exchange Agreement under the HSR Act. There are no other regulatory approvals required for the consummation of the transactions contemplated by the Asset Exchange Agreement.

REGISTRATION RIGHTS

     The Exchange Shares to be issued to News pursuant to the Asset Exchange Agreement will be issued in a private placement under Section 4(2) of the Securities Act. Pursuant to the Asset Exchange Agreement, the Company has granted both demand and "piggy-back" registration rights to News with respect to the resale by News of the Exchange Shares and the shares of Common Stock acquired by News pursuant to the C&W-News Agreement, and any other security of the Company owned at any time by News which is registrable under the applicable laws of the United States (collectively, the "Registrable Securities").

     In the case of demand registrations, upon the request of News, the Company will file a shelf registration statement with the Commission with respect to the Registrable Securities identified by News within 60 days, and will use its best efforts to cause such registration statement to become and remain effective, and thereafter to keep the registration statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of the shares of the Registrable Securities so registered, until the earlier of: (i) the time all such Registrable Securities have been disposed of; and (ii) 180 days after the applicable registration statement becomes effective.

     The "piggy-back" rights granted to News give it the right, subject to customary reductions and carve-outs, to include Registrable Securities in registration statements filed by the Company. The Company has agreed to keep any such registration statements continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of the shares of the Registrable Securities so registered, until the earlier of: (i) the time all such Registrable Securities have been disposed of; and (ii) 90 days after the applicable registration statement becomes effective.

     The Company has agreed to pay all registration-related expenses relating to the exercise by News of its registration rights; provided that the Company shall pay such expenses for only one demand registration statement; provided further that, if at or subsequent to April 19, 2003, News, together with its affiliates, subsidiaries and permitted successors and assigns, collectively own more than 50% of the aggregate Registrable Securities, then pursuant to the terms of the registration rights provisions of the Asset Exchange Agreement, the Company will be obligated to pay the registration-related expenses for an additional registration statement.

EXPENSES

     All costs and expenses incurred in connection with the Asset Exchange Agreement and the transactions contemplated thereby shall be borne by the party incurring such costs and expenses.

ACCOUNTING TREATMENT

     PeterStar Acquisition. The acquisition of the additional 11% interest in PeterStar through the acquisition of 100% of Holdings will be accounted for under the purchase method of accounting. Consideration for the additional interest will be 3,826,041 shares of Common Stock valued at approximately $33.4 million. Since the financial statements of PeterStar are consolidated with the Company's, the effect of the additional ownership will reduce the minority interest charge in the Company's consolidated statement of operations. The reduction of the minority interest charge is expected to be offset by increased amortization charges since the consideration exceeds the fair value of net assets acquired.

     CIBBV Acquisition. The acquisition of all of the outstanding shares of CIBBV and of certain intercompany indebtedness will be accounted for under the purchase method of accounting. Consideration will be 500,000 shares of Common Stock valued at approximately $4.4 million.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

     On April 19, 1998, in connection with its discussions regarding the Asset Exchange Agreement and the transactions contemplated by the BELCEL Acquisition Agreement and the C&W-News Agreement, the Board granted stock options to James R.S. Hatt, President and Chief Executive Officer of the Company, and Simon Edwards, Senior Vice President and Chief Financial Officer of the Company, to incentivize them to continue to develop the Company's businesses and in recognition of the fact that these executives had not been granted stock options by the Company in almost two years. Mr. Hatt was granted options to purchase an aggregate of 280,000 shares of Common Stock and Mr. Edwards was granted options to purchase an aggregate of 340,000 shares of Common Stock. The exercise price of the stock options is $7.00 as to one-third of each grant and $8.00 as to the remaining two-thirds of each grant. The options vested as to one-third on the date of grant and the remainder will vest as to one-third each on the first and second anniversaries of the date of grant.

                                    BUSINESS

PLD TELEKOM INC.

     The Company, through its operating subsidiaries, is a major provider of local, long distance and international telecommunications services in the Russian Federation and Kazakhstan. The Company's four principal operating businesses are: (i) PeterStar, which provides integrated local, long distance and international telecommunications services in St. Petersburg through a fully digital fiber optic network; (ii) Technocom, which, through Teleport-TP, provides dedicated international telecommunications services to Russian and foreign businesses in Moscow and operates a satellite-based pan-Russian long distance network; (iii) BCL, which provides dedicated international telecommunications services in St. Petersburg; and (iv) ALTEL, which currently provides the only national cellular service in Kazakhstan. ALTEL was formerly known as BECET International, although marketing its services under the name "ALTEL". In May 1998, ALTEL changed its corporate name to the name under which it was doing business.

     The Company's objective is to be a leading participant in the targeted development of telecommunications infrastructure in the emerging markets of the Russian Federation and other countries of the former Soviet Union. The Company expects to achieve this goal through: (i) expanding and further integrating its existing business and network infrastructure into the public telecommunications networks; (ii) providing high quality national long distance services in the Russian Federation to complement the international long distance services it currently provides to its business customers; (iii) providing additional value-added services such as wireless communications, fax, data and Internet service as a means of developing new traffic streams; and (iv) further developing relationships with local and national strategic partners in the Russian Federation and other countries of the former Soviet Union.

     The Company has several potential sources of cash flows, including fees from management services, dividends, repayment of intercompany advances, lease payments and payments under equipment sales contracts. The Company currently generates fees from management services provided to certain of its operating subsidiaries. Although its ability to generate dividend income in the near future may be limited due to the cash flow requirements of its operating businesses, the Company expects to receive dividends in the future. One of its operating subsidiaries, ALTEL, paid two dividends in 1997 and a further one early in 1998. The Company received payments in respect of intercompany advances during the course of 1997 and expects this to continue in 1998. In relation to leases and equipment sales contracts entered into with its operating subsidiaries, the Company started to receive payments in 1998.

     The Company's receivables (described above) are all denominated in U.S. Dollars, as are its Senior Notes due 2004, its Convertible Notes due 2006 and its Revolving Credit Notes due 1998, which represent all of its outstanding indebtedness. Certain of its operating subsidiaries have incurred bank indebtedness, and are expected to continue to do so from time to time. All such indebtedness has been, and is expected to continue to be denominated in U.S. Dollars. The Company's operating subsidiaries invoice in U.S. Dollars, but receive payment in local currency at the then-current rate of exchange for the U.S. Dollar. The Company faces an exchange risk to the extent that payment is delayed, or the operating subsidiary experiences any difficulty in converting the local currency payment received into U.S. Dollars. The Company does not attempt to hedge this exchange risk. To date, this exchange risk has not been significant. However, there can be no assurance that delays or difficulties in converting local currencies may not occur, and that such developments, in conjunction with volatility in the local currencies, may not have a material adverse effect on the Company.

     The fostering of existing, and the creation of new, partnerships with local and regional partners is crucial to the long-term success of the Company in this environment. In its operating businesses, the Company's partners include: PTN, the local telephone system operator in St. Petersburg, and St. Petersburg Intercity & International Telephone, the gateway for national and international long distance calls to and from St. Petersburg, which together hold an indirect 14% interest in PeterStar; Kazakhtelekom, the state-owned national telecommunications operator in Kazakhstan and the holder of a 50% interest in ALTEL; and AO Rostelecom, the primary long distance and international carrier in the Russian Federation and a 44% shareholder in Teleport-TP. The Company will seek to continue developing ventures with local partners who can provide: (i) assistance in obtaining telecommunications operating licenses;
(ii) access to network facilities; and (iii) political support.

     FOR ADDITIONAL INFORMATION CONCERNING THE COMPANY AND ITS OPERATING SUBSIDIARIES, INCLUDING PETERSTAR, SEE THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997 AND THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 1998, BOTH OF WHICH, AS AMENDED, ARE INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT.

PETERSTAR COMPANY LIMITED

     PeterStar, in which the Company currently owns a 60% interest, operates a fully digital, city-wide fiber optic telecommunications network in St. Petersburg that is interconnected with the network of PTN, the local telephone company, as well as the Russian national and international long distance systems. PeterStar provides integrated, high quality, digital telecommunications services with modern transmission equipment, including local, national and international long distance and value-added services, to businesses in St. Petersburg. The PeterStar network provides an alternative to the PTN network, which to date has been characterized by significant capacity constraints. PeterStar is able to provide integrated telecommunications services to business customers, including users of high bandwidth voice, data and video communications services. PeterStar's network is designed to support a wide range of telecommunications products and services with a high degree of reliability. Additionally, PeterStar provides the three cellular operators in St. Petersburg with access to digital switching and transmission capacity which significantly improves their ability to consistently receive and deliver their customers' traffic. As of December 31, 1997, PeterStar had a total of 114,774 lines, of which 85,948 were provided to cellular operators.

     PeterStar, which started limited service in 1993, generated net income for the year ended December 31, 1997 of $16.5 million on operating revenues of $54.5 million, as compared to net income of $5.9 million on operating revenues of $32.5 million for the year ended December 31, 1996. Subscriber lines installed increased from 52,005 at the end of 1996 to 114,774 at December 31, 1997, reflecting increased penetration of the business community and cellular operators. PeterStar accounted for 47.6% of the Company's operating revenues for the year ended December 31, 1997, as compared to 52.4% for the year ended December 31,1996.

     PeterStar's strategy is to meet the growing demands of business customers and other network operators in St. Petersburg through the expansion of its current numbering capacity of 100,000 lines allocated by the Russian Federal Committee on Telecommunications and Informatics to a total of approximately 200,000 lines by 2001. PeterStar has recently added incremental transmission capacity and upgraded its transmission network from STM-4 to STM-16, as well as introducing new service features such as ISDN capability, which allows simultaneous transmission of voice, data, video and still images. In addition, as part of its strategic relationship with PTN, PeterStar intends to continue to provide targeted support to PTN in its efforts to upgrade and modernize its network. The business environment in St. Petersburg continues to improve, with the ongoing growth of small to mid-sized Russian and foreign businesses and the development of the banking and financial services industries. PeterStar has placed increased emphasis on this market segment in order to capitalize on what it considers to be a significant market opportunity.

     PeterStar has recently commenced several projects designed to expand its direct dial services in St. Petersburg and Northwest Russia. PeterStar has agreed with PTN to undertake a major infrastructure project involving the replacement of analog exchanges with digital exchanges for certain parts of the network on Vassilievski Island, a city district in St. Petersburg. This project will require the conversion of approximately 30,000 business and residential lines that are currently operated by PTN, after which such lines become a part of the PeterStar network. In addition, PeterStar plans to further enhance its transit network capabilities in order to provide continued support to the cellular and other network providers in terminating traffic in St. Petersburg and to the national and international gateway.

     FOR ADDITIONAL INFORMATION CONCERNING PETERSTAR, SEE THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997 AND THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 1998, BOTH OF WHICH, AS AMENDED, ARE INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT.

RECENT DEVELOPMENTS

     In recent weeks there has been considerable turmoil and uncertainty in the Russian financial markets, prompted in large part by the crisis in the Asian financial markets which began in late 1997 and is still continuing, and the economic and political problems being experienced by a number of Asian countries. The Russian Rouble has been under significant pressure, requiring the Russian government to raise interest rates substantially, and to seek assistance from the International Monetary Fund in order to defend its currency. These developments have been accompanied by a substantial decline in the Russian stock market, the Moscow Times Index having dropped over 50% since January 1, 1998.

     At the present time it is not possible to predict whether the Russian government will be successful in avoiding a devaluation of the Rouble, or when stability will return to its financial markets. Any devaluation of the Rouble could exacerbate existing economic problems in Russia. Such devaluation would not immediately affect the Company's operating subsidiaries which, although they receive payment in local currencies, invoice by reference to U.S. Dollars. However, increased economic difficulties in Russia could have an impact on the Company's operating subsidiaries, the effect of which it is impossible to assess at the present time. There can be no assurance that these developments will not have a material adverse effect upon the Company in the future.

     Under the terms of the Company's Senior Notes due 2004 and its Revolving Credit Notes due 1998, the interest rate payable increases if the Company has not raised $20,000,000 in additional equity by May 31, 1998. The Company did not complete such an equity offering by such date and accordingly the interest rate on the Senior Notes increased from 14% to 14.5% per annum, and the interest rate on the Revolving Credit Notes increased from 12% to 15% per annum, in each case effective June 1, 1998. Such rates revert to their former levels once the equity offering has been completed. The accreted value of the Senior Notes as of March 31, 1998 was $99.7 million. Interest due thereon accretes until December 1, 1998, and thereafter is payable in cash, semi-annually, on each June 1 and December 1 thereafter. The amount currently outstanding in respect of the Revolving Credit Notes is $15,420,000, and interest is payable thereon monthly in cash.

CORPORATE STRUCTURE

     The following charts show the corporate structure of the Company and its material interests (but exclude intermediate holding companies such as CIBBV and Holdings), both before and after the transactions contemplated by the Asset Exchange Agreement, the C&W-News Agreement and the BELCEL Acquisition Agreement, together with the percentage of equity ownership of the Company and Technocom in each operating subsidiary and other significant investments.

     Before the contemplated transactions:

                             [CORPORATE STRUCTURE]
---------------
(1) Navona Communications Corporation Limited, a Bermuda company, is a wholly owned subsidiary of C&W.

     After the contemplated transactions:

                          [CORPORATE STRUCTURE CHART]
---------------
(1) News PLD LLC, a Delaware holding company, is a wholly owned subsidiary of News America Incorporated.

                      PLD TELEKOM INC. SECURITY OWNERSHIP

The following table sets forth certain information (as of May 30, 1998, except as otherwise noted), with respect to shares of Common Stock beneficially owned by owners of more than five percent of the outstanding Common Stock, by all current directors and nominees, by the executive officers of the Company named in the Summary Compensation Table included elsewhere in this proxy statement and by all current directors and executive officers of the Company as a group, both on an actual ownership basis and after giving effect to the transactions contemplated by the Asset Exchange Agreement, the C&W-News Agreement and the BELCEL Acquisition Agreement.

                                                        ACTUAL                AFTER THE TRANSACTIONS(3)
                                              ---------------------------    ---------------------------
                                                 NUMBER                         NUMBER
                                               OF SHARES                      OF SHARES
                                              BENEFICIALLY      PERCENT      BENEFICIALLY      PERCENT
BENEFICIAL OWNER                                OWNED(1)      OF CLASS(2)      OWNED(3)      OF CLASS(3)
----------------                              ------------    -----------    ------------    -----------
Cable and Wireless plc(4)...................   10,305,739        30.5%                --          --
News PLD LLC(5).............................           --          --         14,631,780        38.4%
Princeton Services, Inc.(6).................    7,013,856        18.1%         7,013,856        16.2%
BEA Associates(7)...........................    2,165,000         6.5%         2,165,000         5.7%
Citibank, N.A.(8)...........................    1,928,525         5.8%         1,928,525         5.1%
James R.S. Hatt(9)..........................      374,999         1.1%           374,999           *
John G. Davies(10)..........................      333,333           *            333,333           *
Simon Edwards(11)...........................      318,666           *            318,666           *
Alan G. Brooks(12)..........................      151,500           *            151,500           *
Conor Carroll(13)...........................      152,500           *            152,500           *
Robert Smith(14)............................      149,666           *            149,666           *
Dr. Boris Antoniuk(15)......................    1,326,240         4.0%         1,326,240         3.5%
Edward Charles Dilley.......................           --          --                 --          --
Gordon Humphrey(10).........................       10,000           *             10,000           *
Gennady Kudriavtsev(10).....................       10,000           *             10,000           *
Dr. Vladimir Kvint(10)......................       10,000           *             10,000           *
I. Martin Pompadur(10)......................       10,000          --             10,000           *
Julian Rawle................................           --          --                 --          --
David M. Stovel(10).........................       22,500           *             22,500           *
All current directors and executive officers
  of the Company as a group (14 persons)....    2,717,904         7.8%         2,717,904         6.9%

---------------
 (1) In accordance with Commission regulations, the table lists all shares as to which such persons have or share the power to vote or to direct disposition. The number of shares indicated includes shares issuable upon the exercise of outstanding stock options, warrants or convertible securities held by each individual or group to the extent exercisable or convertible at May 30, 1998 or within 60 days thereafter. Unless otherwise indicated, each person has the sole power to vote and to direct disposition of the shares listed as beneficially owned by such person.

 (2) Percentage for each individual or group calculated with reference to an aggregate of 33,520,748 shares of Common Stock outstanding at May 30, 1998 and all shares issuable upon the exercise of outstanding stock options, warrants or convertible securities that are exercisable by such individual or group within 60 days of May 30, 1998. Percentages of less than 1% have not been indicated.

 (3) The number of shares of Common Stock beneficially owned and the percentage of the outstanding Common Stock after giving effect to the transactions contemplated by the Asset Exchange Agreement, the C&W-News Agreement and the BELCEL Acquisition Agreement. The percentage for each individual or group has been calculated with reference to an aggregate of 37,846,789 shares of Common Stock to be outstanding after the completion of the transactions contemplated by the Asset Exchange

     Agreement, the C&W-News Agreement and the BELCEL Acquisition Agreement, and all shares issuable upon the exercise of outstanding stock options, warrants or convertible securities that are exercisable by such individual or group within 60 days of May 30, 1998. Percentages of less than 1% have not been indicated.

 (4) This information is based upon Amendment No. 6 to Schedule 13D, filed April 21, 1998, with the Commission by C&W, a corporation organized under the laws of England and located at 124 Theobalds Road, London WC1X 8RX. The amount shown includes currently exercisable warrants to purchase 250,000 shares of Common Stock held by C&W. The remaining shares are held by Navona, a Bermuda corporation and a wholly owned subsidiary of C&W. Navona is located at Cedar House, 41 Cedar Avenue, Hamilton HM 12, Bermuda. C&W has agreed to sell, and News has agreed to acquire, the shares of Common Stock and the warrants pursuant to (and subject to the terms and conditions) of the C&W-News Agreement.

 (5) The amount shown represents (i) 10,555,739 shares of Common Stock and a warrant to purchase an additional 250,000 shares of Common Stock which News has agreed to acquire from C&W pursuant to, and on the terms and conditions set forth in, the C&W-News Agreement and (ii) 3,826,041 shares of Common Stock which the Company has agreed to issue to News pursuant to, and on the terms and conditions set forth in, the Asset Exchange Agreement. The shares of Common Stock and the warrant will be held by News PLD LLC, a Delaware limited liability company and a wholly owned subsidiary of News America Incorporated, which is located at 1221 Avenue of the Americas, New York, New York 10036.

 (6) This information is based upon Amendment No. 2 to Schedule 13G, filed February 2, 1998, with the Commission by Princeton Services, Inc. ("PSI"), Merrill Lynch Asset Management, L.P. ("Merrill Lynch Asset Management") and Merrill Lynch Global Allocation Fund, Inc., each of which is located at 800 Scudders Mill Road, Princeton, New Jersey 08536. The amount shown includes shares of Common Stock issuable upon the conversion of 9% Convertible Subordinated Notes of the Company (CUSIP 71623PAC) (the "Convertible Notes") and upon exercise of warrants to purchase shares of Common Stock (CUSIP 71623PAA) (the "Warrants"). In the aggregate, PSI may be deemed to beneficially own 1,698,200 shares of Common Stock, $19,200,000 aggregate principal amount of Convertible Notes and 74,500 warrants. Each such warrant may be exercised for 34 shares of Common Stock at an exercise price of $6.60 per share. The Convertible Notes are convertible, at the rate of
     144.93 shares per $1,000 principal amount, at a conversion price of $6.90 per share. PSI disclaims beneficial ownership of the securities of the Company.

 (7) This information is as of December 31, 1997 and is based upon Schedule 13F, filed with the Commission by BEA Associates, Inc., which is located at 153 East 53rd Street, New York, New York 10022.

 (8) This information is as of December 31, 1997 and is based upon Schedule 13G, filed February 13, 1998, with the Commission by Citicorp and Citibank, N.A., which are located at 399 Park Avenue, New York, New York 10043.

 (9) The amount shown includes currently exercisable options to purchase 329,999 shares of Common Stock.

(10) The amount shown consists entirely of currently exercisable options to purchase shares of Common Stock.

(11) The amount shown includes currently exercisable options to purchase 306,666 shares of Common Stock.

(12) The amount shown includes currently exercisable options to purchase 150,000 shares of Common Stock.

(13) The amount shown includes currently exercisable options to purchase 150,000 shares of Common Stock.

(14) The amount shown includes currently exercisable options to purchase 149,166 shares of Common Stock. Mr. Smith was an executive officer of the Company as of December 31, 1997 but he will not be considered as such for the 1998 fiscal year.

(15) The amount shown includes 1,316,240 shares held by P.S. Marketing & Consultancy Services Limited "P.S. Marketing"), which were issued to P.S. Marketing, at the direction of Elite International Limited ("Elite"), in connection with the November 1997 acquisition by the Company from Elite of additional interests in Technocom. Elite is an Irish company owned by a trust advised by Dr. Antoniuk and the shares of Common Stock are deemed to be beneficially owned by Dr. Antoniuk. The amount shown also includes currently exercisable options to purchase 10,000 shares of Common Stock. Elite is the beneficial owner of 10 ordinary shares, par value IRPound Sterling 1.00, of Technocom, an Irish corporation and subsidiary of the Company, representing 5.03% of the outstanding ordinary shares of Technocom. The Company understands that Dr. Antoniuk has the power to exercise the voting rights of the shares of Technocom owned by Elite. None of the other current directors and executive officers of the Company own any ordinary shares of Technocom, in which the Company owns a 80.4% equity interest.

                             ELECTION OF DIRECTORS

     The Board currently consists of ten members. Each director is elected each year to hold office for a one year term and until the election and qualification of the director's successor or until the director's death, removal or resignation.

     James R.S. Hatt, Boris Antoniuk, Edward Charles Dilley, Simon Edwards, Gordon Humphrey, Gennady Kudriavtsev, Vladimir Kvint, I. Martin Pompadur, Julian Rawle and David M. Stovel, all of whom are current members of the Board, have been nominated by the Board of Directors for election as directors at the Meeting.

     All nominees have consented to be named and to serve if elected. Unless otherwise instructed by the stockholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominees. The Board of Directors believes that all nominees will be able to serve as directors; if this should not be the case, however, the proxies may be voted for one or more substitute nominees to be designated by the Board of Directors or the board may decide to reduce the number of directors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

     Upon closing of the transactions contemplated by the Asset Exchange Agreement, as well as the BELCEL Acquisition Agreement and C&W-News Agreement, four current directors will resign from the Board and, pursuant to the terms of the Directors Nomination Agreement, News will designate, and the Company will nominate, four persons to fill the vacancies created by their resignations. Two of the current directors who will resign will be Messrs. Dilley and Rawle, the designees of Navona. However, at present, it is not finally determined which other current directors will resign. This determination is not expected to be made until shortly before the closing of the transactions described above. It is anticipated that, upon the nomination of the News designees, the remaining members of the Board will elect such nominees to fill the vacancies created by the resignations of the four members of the Board mentioned in the previous sentence. See "The Asset Exchange -- Directors Nomination Agreement" for a description of the terms of the Directors Nomination Agreement. If the transactions contemplated by the Asset Exchange Agreement, the BELCEL Acquisition Agreement and the C&W News Agreement are not consummated, the members of the Board will remain unchanged.

                             NOMINEES FOR ELECTION

                                  YEAR FIRST BECAME DIRECTOR, PRINCIPAL OCCUPATIONS DURING
    NAME OF DIRECTOR      AGE            PAST FIVE YEARS AND CERTAIN DIRECTORSHIPS
    ----------------      ---     --------------------------------------------------------
Dr. Boris Antoniuk......  49    Dr. Antoniuk has served as a Director of the Company since
                                June 1997 and as Group Director -- CIS and Russia of the
                                Company since November 1997. He has many years' experience in the telecommunications field, having worked for various government agencies and trade delegations in the Soviet
                                Union and Russia since 1974, including six years as head of the U.S. department of the USSR State Committee for Science and Technology in Moscow and three years as economic adviser to a deputy Prime Minister of the USSR Council of Ministers.
                                Since the economic liberalization of Russia, he has been
                                involved in a number of commercial ventures, including the publishing of several Russian computer magazines. Dr.
                                Antoniuk has served as general manager of Technocom and
                                Chairman and Chief Executive Officer of Teleport-TP since
                                1992. Both Technocom and Teleport-TP are operating
                                subsidiaries of the Company. He also holds the post of
                                Deputy Chairman of Technopark, a subsidiary of Technocom.

                                  YEAR FIRST BECAME DIRECTOR, PRINCIPAL OCCUPATIONS DURING
    NAME OF DIRECTOR      AGE            PAST FIVE YEARS AND CERTAIN DIRECTORSHIPS
    ----------------      ---     --------------------------------------------------------
Edward Charles
  Dilley(1).............  59    Mr. Dilley has served as a Director of the Company since
                                June 1997. Since January 1996, Mr. Dilley has been Director of Corporate Financial Services for C&W. Prior to joining
                                C&W, he was employed by Barclays Bank for 40 years,
                                including in several executive positions. From 1988 to
                                December 1995, he was Business Centre Director for Barclays
                                Bank.
Simon Edwards...........  35    Mr. Edwards has served as Director of the Company since June
                                1997, as Chief Financial Officer of the Company since
                                October 1995 and Senior Vice President and Treasurer since
                                February 1997. He was previously Director of Finance for C&W
                                Europe from October 1994 to September 1995. From July 1992 to October 1994, he held a number of corporate finance
                                positions within C&W. From July 1988 to June 1992 he was a management consultant with Arthur Andersen.
James R.S. Hatt.........  38    Mr. Hatt has served as a Director of the Company since June
                                1994, as Chief Executive Officer since January 1995 and as
                                Chairman since June 1995. His career has been exclusively
                                devoted to building telecommunications businesses in
                                developed and emerging countries around the world. Prior to joining the Company, Mr. Hatt worked in a number of senior positions at C&W, involved extensively in privatizatons and new business development. From 1988 to January 1995, he was
                                Group Manager for Business Development, Europe, where he was responsible for corporate development activities in Europe, the Middle East, India, the CIS, the Baltic States and
                                Scandinavia.
Gordon Humphrey.........  57    Senator Humphrey has served as a Director of the Company
                                since June 1997. He served two terms as United States
                                Senator from the State of New Hampshire, from 1979 to 1991, where he was a member of the Committee on Foreign Relations, the Armed Services Committee and the Judiciary Committee.
                                Upon his return to the private sector in 1991, Senator
                                Humphrey founded the Humphrey Group, Inc., which serves
                                clients in international commerce, with primary focus on
                                Russia and the CIS.
Gennady Kudriavtsev.....  57    Mr. Kudriavtsev has served as a Director of the Company
                                since June 1997. He has many years of telecommunications
                                experience in Russia and the former Soviet Union. He has
                                served as Director General of Intersputnik, a Russian
                                state-owned satellite operator since 1992. Prior to the
                                breakup of the former Soviet Union, he served as Minister of
                                Communications of the USSR.
Dr. Vladimir Kvint......  48    Dr. Kvint has served as a Director of the Company since June
                                1997. He is currently Professor, Management Systems and
                                International Business at Fordham University Graduate School
                                of Business and Adjunct Professor of Management Strategy at
                                the Stern School of Business, New York University. Dr. Kvint
                                is a Full Lifetime Member of the Russian Academy of Natural
                                Sciences. From 1989 until 1995 he was a consultant to C&W
                                Executive Chairman, Lord David Young. From 1992 to 1997, he
                                was Director, Emerging Markets for Arthur Andersen LLP. He
                                has published numerous articles and books on emerging
                                Eastern European markets.

                                  YEAR FIRST BECAME DIRECTOR, PRINCIPAL OCCUPATIONS DURING
    NAME OF DIRECTOR      AGE            PAST FIVE YEARS AND CERTAIN DIRECTORSHIPS
    ----------------      ---     --------------------------------------------------------
I. Martin Pompadur......  63    Mr. Pompadur has served as a Director of the Company since
                                May 1998. Since 1988, he has been the President and CEO of
                                RP Companies, Inc. and he is currently the Chairman, Chief
                                Executive Officer and Chief Operating Officer of a number of limited partnerships which operate network-affiliated
                                television stations, radio stations and cable television
                                systems. From 1977 to 1982, Mr. Pompadur was President of
                                Ziff Corporation and, prior to joining Ziff, he was with
                                American Broadcasting Companies for 17 years in several
                                senior executive positions, including as a member of its
                                Board of Directors. Mr. Pompadur has been actively involved in various business ventures in Moscow and the CIS since
                                1990.
Julian Rawle(1).........  36    Mr. Rawle has served as a Director of the Company since
                                March 1998. He joined C&W in April 1995 and is currently the
                                Representative Director of the C&W CIS office in Moscow.
                                Prior to joining C&W, Mr. Rawle worked for several
                                international petroleum companies in Russia and Kazakhstan.
                                From 1990 to 1993, he was Business Development Manager -- BP
                                International Lubricants Marketing in Moscow, where he was responsible for setting up BP's first sales office in the
                                former Soviet Union. From 1993 to 1995, he was a Business
                                Development Consultant for Chevron involved in business
                                planning and other projects in Russia and Kazakhstan.
David M. Stovel.........  49    Mr. Stovel has served as a Director of the Company since
                                February 1993. He has been President of Brawley Cathers
                                Limited, an investment bank headquartered in Toronto, Canada since 1987.

---------------
(1) Pursuant to an agreement dated March 3, 1994 between Navona and the Company, the Company agreed to nominate two individuals designated by Navona to the Company's board of directors so long as Navona holds at least 25% of the total voting shares of the Company. Messrs. Dilley and Rawle are the nominees of Navona.

GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Company met on 12 occasions during 1997. With the exception of Mr. Kudriavtsev, each director attended at least 75% of the aggregate of the meetings of the Board of Directors held during the period for which he was a director. Pursuant to applicable Canadian law, to which the Company was subject prior to February 28, 1997 as a corporation organized under the Business Corporations Act (Ontario), the Company was required to have an audit committee of the Board of Directors. The Delaware General Corporation Law, to which the Company was subject as of February 28, 1997, provides that the Board of Directors, by resolution adopted by a majority of the entire board, may designate one or more committees, each of which shall consist of one or more directors.

     Compensation Committee. The Compensation Committee, consisting of David M. Stovel, Edward Charles Dilley and Dr. Vladimir Kvint, currently has the authority to approve salaries, bonuses, stock option grants and other compensation matters for officers of the Company and to approve employee health and benefit plans. David L. Heavenridge was the Chairman of the Compensation Committee prior to his resignation from the Board of Directors in October 1997, at which time Dr. Kvint was appointed to replace him on the Compensation Committee. Prior to the continuance of the Company from Ontario to Delaware in February 1997, Robert Smith also served on the Compensation Committee. In addition, prior to the continuance, the Compensation Committee did not have the authority to approve stock option grants, which were approved by the entire Board of Directors. The Compensation Committee met two times during 1997. Each member of the Compensation Committee attended the meeting or meetings of the Compensation Committee in 1997 held during the period for which he was a member of the committee.

     Audit Committee. The Audit Committee, consisting of Edward Charles Dilley and David M. Stovel has the authority to recommend the appointment of the Company's independent auditors and review the results and scope of audits, internal accounting controls and tax and other accounting related matters. The Audit Committee met three times during 1997. Each member of the Audit Committee attended the meeting or meetings of the Audit Committee in 1997 held during the period for which he was a member of the committee. Mr. Smith was a member of the Audit Committee until his resignation as a director in May 1998.

CERTAIN BUSINESS RELATIONSHIPS WITH DIRECTORS AND NOMINEES

     During 1994 and 1995, C&W provided services to and met certain liabilities of the Company. At December 31, 1995, the aggregate amount owed to C&W under these arrangements was $1,843,000. These amounts were repaid in 1996. C&W and the Company are parties to a support services agreement, pursuant to which, on an arms'-length basis, the Company and its subsidiaries have access to C&W's resources. During 1997, the Company paid an aggregate of approximately $400,000 to C&W for services provided under such agreement.

     The Company entered into an agreement as of January 1, 1995 with Newmark Capital Limited ("Newmark") with respect to the provision of the services of Robert Smith as a consultant to the Company and to act as Chairman of ALTEL. The agreement provides for the payment of $100,000 per annum (plus additional amounts depending on the amount of time devoted by Mr. Smith to the affairs of the Company or ALTEL) and is terminable for cause or by either party upon two years notice of termination. In addition, Newmark has the option of terminating the agreement in the event of a change of control of the Company (defined as control of more than 30% of all outstanding voting shares being acquired by any person or persons acting in concert other than C&W and its affiliates) and shall be terminated if Mr. Smith shall be removed from the office of Chairman of ALTEL, in which events Newmark shall be entitled to the payment of two years remuneration. In 1997, Newmark received $100,000 with respect to the provision of Mr. Smith's services. Mr. Smith is President of Newmark. In May 1998, the Company and Newmark agreed to terminate the agreement, in exchange for a cash payment of $200,000 from the Company to Newmark. At such time, Mr. Smith resigned as a director of the Company, Chairman of ALTEL and ceased providing consulting services to the Company.

     On November 26, 1997 the Company acquired a further 59 ordinary shares of Technocom from the two minority shareholders of Technocom, thereby increasing its percentage interest in Technocom from 50.75% to 80.4%. The Company acquired 29 of these shares from Elite, an Irish company beneficially owned by a trust advised by Dr. Antoniuk. The total consideration for the shares purchased from Elite was $6.25 million in cash and 1,316,240 shares of the Company's Common Stock. Sale of these shares is prohibited prior to January 1, 2000.

     In addition, the Company restructured certain "put and call" arrangements with the other two shareholders of Technocom. Under these arrangements as originally structured the remaining ordinary shares of Technocom held by these shareholders (10 shares, or approximately 5% of the total ordinary shares outstanding, in the case of Elite) were to have been independently valued in 1999 and the Company had the right to call, and Elite and the other shareholder had the right to put, their respective interests at the per share value established by the valuation. These arrangements were restructured as follows. In the case of Elite, two of its remaining ten ordinary shares were made subject to a new put and call arrangement which would come into effect in 1998, with the "put and call" price to be $1 million or, at Elite's option, that number of shares of the Common Stock which resulted from dividing $1 million by the lower of $5.85 and the average closing price of such shares over the preceding ten trading days. The remaining eight ordinary shares continued to be subject to the existing put and call arrangements in 1999, except that the valuation would be made by the Company and that the amount paid pursuant to the exercise of either the put or the call could not exceed $9,620,689 or be less than $6,689,655.

     Technocom has entered into a consulting agreement with Elite for the provision to Technocom of the services of Dr. Antoniuk for a period expiring on June 30, 2002, pursuant to which Technocom paid Elite fees equal to $108,333 per annum for the term of the agreement, reviewable periodically, plus the reasonable expenses of Dr. Antoniuk. As of November 26, 1997, the annual fees payable to Elite under this agreement were increased to $158,333.

     In addition, pursuant to a Service Agreement, dated as of November 26, 1997, with the Company, Dr. Antoniuk has been employed since such date as Group Director -- Russia and CIS, at an annual salary of $50,000. The agreement may be terminated without cause by either party upon six months prior written notice or for cause as specified; provided that, if either party gives notice of termination of employment with the Company, the Company may, in its sole discretion, terminate such employment immediately upon the payment of the lump sum of six months' gross salary. Dr. Antoniuk may also terminate his employment with the Company upon three months prior written notice upon a change in control of the Company, as defined in the Company's Equity Compensation Plan (a "Change of Control"). Upon termination without cause by the Company or upon termination by Dr. Antoniuk upon a Change of Control, Dr. Antoniuk is to receive as a termination fee an amount equal to two times his then current annual salary from the Company.

     Since June 16, 1997, Dorothea Hatt, the wife of James Hatt, the Company's President and Chief Executive Officer, has been employed as Legal Assistant of the Company at an annual salary of $75,000.

                       EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below is certain information regarding each of the executive officers of the Company as of December 31, 1997.

        EXECUTIVE OFFICERS          AGE                            POSITION
        ------------------          ---                            --------
James R.S. Hatt(1)................  38     President and Chief Executive Officer
John Davies(2)....................  51     Deputy Chief Executive Officer and Chief Operating
                                           Officer
Simon Edwards(1)..................  35     Senior Vice President, Chief Financial Officer and
                                           Treasurer
Alan G. Brooks(3).................  56     Special Projects Director
Conor Carroll(4)..................  31     Vice President, Operations
Robert Smith(5)...................  60     Former Chairman, BECET International

---------------
(1) See "Directors" for biographical information.

(2) Mr. Davies has served as Deputy Chief Executive Officer of the Company since June 1997 and as Chief Operating Officer of the Company since February 1, 1998. Previously, from 1995 to 1997, he was a director and partner in Beldi & Cie SA providing services to a multinational companies and entrepreneur. From 1987 to 1995, he was one of the founding directors of Financiere Indosuez, a subsidiary of the Suez Group, which was active in cross-border mergers and acquisitions and corporate finance. Prior to that, Mr. Davies served as a business consultant and a vice president for international finance of a privately-owned shipping and commodity trading group.

(3) Mr. Brooks has served as Special Projects Director of the Company since February 1, 1998. He served as Chief Operating Officer of the Company from January 1996 through January 1998 and Senior Vice President from February 1997 through January 1998. Previously, he served in a number of senior management positions with C&W for over 30 years, most recently in Sweden, Japan, Papua New Guinea and the Middle East. Mr. Brooks was on secondment to the Company from C&W from March 1995 until December 1995.

(4) Mr. Carroll has served as Vice President, Operations of the Company since February 1997. From January 1995 until February 1997 he was Vice President, Business Development of the Company. From 1991 to December 1994, Mr. Carroll was Business Development Manager for C&W Europe.

(5) Mr. Smith served as a Director of the Company from September 1993 until May 1998. Until May 1998, he also served as Chairman of ALTEL, an operating subsidiary of the Company. He was an executive officer of the Company as of December 31, 1997 but he will not be considered as such for the 1998 fiscal year. He has been President of Newmark, a private investment and consulting company, since 1992. From 1990 to 1992, he was Chief Executive Officer of the First Hungarian Investment Advisory RT.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth for the years ended December 31, 1997, 1996 and 1995 certain compensation paid by the Company to its Chief Executive Officer and the four other most highly paid executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                       ANNUAL COMPENSATION             COMPENSATION
                                             ---------------------------------------   ------------
                                                                                        SECURITIES
                                                                      OTHER ANNUAL      UNDERLYING
    NAME AND PRINCIPAL POSITION       YEAR   SALARY(1)     BONUS     COMPENSATION(2)     OPTIONS
    ---------------------------       ----   ---------    --------   ---------------   ------------
James R.S. Hatt.....................  1997   $390,000     $117,000       $78,000             -0-
  Chairman, President and             1996   $290,000     $191,000       $58,000         250,000
  Chief Executive Officer             1995   $220,000     $ 75,000       $44,000         200,000
John Davies.........................  1997   $175,000(3)  $ 52,500       $17,500         500,000
  Deputy Chief Executive Officer      1996         --           --            --              --
  and Chief Operating Officer         1995         --           --            --              --
Simon Edwards.......................  1997   $325,000     $ 97,500       $65,000             -0-
  Senior Vice President, Chief        1996   $225,000     $165,000       $45,000         200,000
  Financial Officer and Treasurer     1995   $ 43,750     $ 15,000       $ 8,750         150,000
Conor Carroll.......................  1997   $150,700     $ 45,210       $30,140             -0-
  Vice President, Operations          1996   $150,700     $ 90,280       $30,140         150,000
                                      1995   $110,000     $ 14,300       $22,000          50,000
Robert Smith........................  1997   $100,000(4)       -0-           -0-             -0-
  Former Chairman of ALTEL            1996   $145,833(4)       -0-           -0-         100,000
                                      1995   $200,000(4)       -0-           -0-             -0-
Alan G. Brooks......................  1997   $200,000     $ 60,000           -0-         150,000
  Special Projects Director           1996   $149,500     $ 40,000           -0-             -0-
                                      1995        -0-          -0-           -0-             -0-

---------------
(1) All amounts are stated in U.S. Dollars. Certain amounts were paid to Messrs. Hatt, Edwards, Carroll and Brooks in British Pounds and have been converted to U.S. Dollars at a conversion rate of $1.50/Pound Sterling 1.00.

(2) Other Annual Compensation consists of amounts paid in lieu of certain benefits.

(3) Mr. Davies' employment with the Company commenced on June 1, 1997 and this amount is the amount paid to him in salary during the period June 1 to December 31, 1997. His current base salary is $300,000 per annum.

(4) Amounts classified as "salary" were paid as a consulting fee to Newmark for the provision of Mr. Smith's services to ALTEL and the Company. See "Certain Business Relationships with Directors and Nominees."

     The following table summarizes stock options granted during 1997 to the persons named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                               POTENTIAL REALIZABLE VALUE AT
                                        PERCENT OF                                ASSUMED ANNUAL RATES OF
                                       TOTAL OPTIONS                            STOCK PRICE APPRECIATION FOR
                                        GRANTED TO                                     OPTION TERM(1)
                             OPTIONS     EMPLOYEES     EXERCISE   EXPIRATION   ------------------------------
           NAME              GRANTED      IN 1997       PRICE        DATE           5%               10%
           ----              -------   -------------   --------   ----------   -------------    -------------
James R. S. Hatt...........      -0-          --           --           --              --               --
John Davies................  500,000        37.0%       $5.25      6/23/07      $1,650,848       $4,183,574
Simon Edwards..............      -0-          --           --           --              --               --
Conor Carroll..............      -0-          --           --           --              --               --
Robert Smith...............      -0-          --           --           --              --               --
Alan G. Brooks.............  150,000        11.1%       $6.00      4/27/02      $  248,653       $  549,459

---------------
(1) Potential Realizable Values are based on an assumption that the stock price of the Common Stock starts equal to the exercise price shown for each particular option grant and appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the term of the option. These amounts are reported net of the option exercise price, but before any taxes associated with exercise or subsequent sale of the underlying stock. The actual value, if any, an option holder may realize will be a function of the extent to which the stock price exceeds the exercise price on the date the option is exercised. The actual value to be realized by the option holder may be greater or less than the values estimated in this table.

     The following table summarizes option exercises during 1997 and the value of vested and unvested options for the persons named in the Summary Compensation Table at December 31, 1997. Year-end values are based upon a price of $5.375 per share, which was the closing market price of a share of the Company's Common Stock on the Nasdaq Stock Market on December 31, 1997.

                  AGGREGATED OPTION EXERCISES IN LAST YEAR AND
                             YEAR-END OPTION VALUES

                                                             NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                  OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                               DECEMBER 31, 1997             DECEMBER 31, 1997
                             SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
           NAME                ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              ---------------   --------   -----------   -------------   -----------   -------------
James R.S. Hatt............      90,000        $222,150     153,333        166,667              0              0
John Davies................         -0-              --     166,666        333,334        $31,250       $104,167
Simon Edwards..............      90,000        $250,950     126,666        133,334              0              0
Conor Carroll..............         -0-              --      83,333        116,667              0              0
Robert Smith...............      10,000        $ 21,886     115,833         66,666              0              0
Alan G. Brooks.............         -0-              --     150,000            -0-              0             --

     The Company does not currently grant any long-term incentives, other than stock options, to its executives or other employees. Similarly, the Company does not sponsor any defined benefit or actuarial plans at this time.

EMPLOYMENT AGREEMENTS

     Pursuant to employment agreements, dated as of January 1, 1995, with the Company and PLD Management Services Limited ("PLDMS"), James Hatt was employed
(i) as Chief Executive Officer of the Company at an initial annual salary of $167,500 and (ii) as an Executive of PLDMS at an initial annual salary of Pound Sterling 35,000. During 1996, Mr. Hatt's annual salaries under these agreements were $237,500 and Pound Sterling 35,000, respectively. Effective as of August 1, 1997, and as a consequence of the Company moving its executive offices to the United States, the agreement with PLDMS was terminated, and the agreement with the Company was amended and restated so as, inter alia, to combine the salary and other compensation arrangements previously provided by the two separate agreements. Under the amended and restated agreement Mr. Hatt's annual salary was $390,000 for 1997. In addition to his salary, an amount equal to twenty percent of his then current salary amount is payable by the Company to Mr. Hatt annually in lieu of all pension and other benefits. The agreement may be terminated without cause by either party upon six months prior written notice or for cause as specified; provided, that if Mr. Hatt gives notice of termination of employment with the Company, the Company may, in its sole discretion, terminate employment immediately upon the payment of the lump sum of six months' gross salary. Mr. Hatt may also terminate his employment with the Company upon three months prior written notice upon a Change of Control. Upon termination without cause by the Company or upon termination by Mr. Hatt upon a Change of Control, Mr. Hatt is to receive as a termination fee an amount equal to two times his then current annual salary from the Company.

     John Davies is employed as Deputy Chief Executive Officer pursuant to a letter agreement intended to be effective as June 1, 1997, at an initial annual salary of $300,000. In addition, he receives an amount equal to ten percent of his then current salary amount annually until such time as the Company is able to put in place for his benefit a full range of fringe benefits, including pension arrangements. The agreement may be terminated without cause by either party upon six months prior written notice or for cause as specified. Mr. Davies may also terminate his employment with the Company upon three months prior written notice upon a Change of Control. Upon termination without cause by the Company or upon termination by Mr. Davies upon a Change of Control, Mr. Davies is to receive as a termination fee an amount equal to two times his then current annual salary from the Company.

     Pursuant to employment agreements, dated as of October 1, 1995, with the Company and PLDMS, Simon Edwards was employed (i) as Chief Financial Officer of the Company at an initial annual salary of $107,500 and (ii) as an Executive of PLDMS at an initial annual salary of Pound Sterling 45,000. During 1996, Mr. Edwards' annual salaries under these agreements were $157,500 and Pound Sterling 45,000, respectively. As with Mr. Hatt, effective as of July 1, 1997 the agreement with PLDMS was terminated and the agreement with the Company was amended and restated. Under the amended and restated agreement Mr. Edwards' annual salary for 1997 was $325,000. In addition to his salary, an amount equal to twenty percent of his then current salary amount is payable by the Company to Mr. Edwards annually in lieu of all pension and other benefits. The agreement may be terminated without cause by either party upon six months prior written notice or for cause as specified; provided, that if Mr. Edwards gives notice of termination of employment with the Company, the Company may, in its sole discretion, terminate employment immediately upon the payment of the lump sum of six months' gross salary. Mr. Edwards may also terminate his employment with the Company upon three months prior written notice upon a Change in Control of the Company. Upon termination without cause by the Company or upon termination by Mr. Edwards upon a Change of Control, Mr. Edwards is to receive as a termination fee an amount equal to two times his then current annual salary from the Company.

     Pursuant to an employment agreement, dated August 6, 1996, with PLDMS, Mr. Brooks was employed as Chief Operating Officer as of July 1, 1996 at an initial annual salary of $200,000 and for an initial term of 18 months. During 1997, Mr. Brooks' annual salary under this agreement was $200,000. Effective July 28, 1997, the termination date for the agreement was extended to September 30, 1997, and that termination date has been extended orally. Since February 1, 1998, Mr. Brooks has been Special Projects Director of the Company.

     Pursuant to employment agreements, dated as of January 1, 1995, with the Company and PLDMS, Mr. Carroll was employed (i) as Vice President, Business Development of the Company at an initial annual salary of $55,000 and (ii) as an Executive of PLDMS at an initial annual salary of Pound Sterling 36,000. During 1996, Mr. Carroll's annual salaries under these agreements were $75,000 and Pound Sterling 50,000, respectively. As of February 1997, Mr. Carroll became Vice President, Operations of the Company. The agreement with the Company was amended and restated effective as of August 1, 1997 to incorporate various changes made in the agreements with Messrs. Hatt and Edwards, but without changing the overall compensation arrangements. The agreement may be terminated without cause by either party upon six months prior written notice or for cause as specified; provided, that if Mr. Carroll gives notice of termination of employment with the Company, the Company may, in its sole discretion, terminate employment immediately upon the payment of the lump sum of six months' gross salary. Mr. Carroll may also terminate his employment with the Company upon three months prior written notice upon a Change in Control of the Company. The agreement with PLDMS may be terminated without cause by either party upon thirty days prior written notice or for cause as specified. Upon termination without cause by the Company or upon termination by Mr. Carroll upon a Change of Control, Mr. Carroll is to receive as a termination fee a specific multiple of his then annual current salary from the Company, as determined from time to time by the board of directors. As of December 31, 1997, the applicable multiple for Mr. Carroll is 4.000. In addition to his salary from the Company and PLDMS, an amount equal to twenty percent of his then current salary amount is payable by the Company to Mr. Carroll annually in lieu of all pension and other benefits. No termination payment is payable to Mr. Carroll by PLDMS.

COMPENSATION OF DIRECTORS

     Non-employee directors are paid an annual directors' fees of $15,000 and fees of $750 for each board meeting and $250 for each committee meeting attended, and are reimbursed for expenses incurred in connection with attendance at Board of Directors and Committee meetings. In addition, the chairman of each Committee receives an additional annual fee of $5,000. Messrs. Dilley and Timothy Lowry (the other representative of Navona during 1997) declined all fees during 1997, and Messrs. Dilley, Lowry and Rawle (the other representative of Navona since March 1998) have declined all fees during 1998. All directors are eligible to participate in the Company's 1997 Equity Compensation Plan (the "Plan"). However, non-employee directors are only permitted to receive non-qualified stock options under the Plan, pursuant to arrangements under which, subject to approval by the Board of Directors, such individuals are automatically awarded 10,000 options upon becoming a director and a further 5,000 options annually, thereafter. Messrs. Dilley and Lowry declined all such options during 1997.

     See "Certain Business Relationships with Directors and Nominees" for a description of (i) the Company's consulting agreement with Newmark for the provision of services by Robert Smith during 1997, (ii) a description of certain arrangements between the Company and C&W and (iii) a description of certain arrangements between the Company, Technocom and Dr. Antoniuk.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Hatt was on the board of directors of ALTEL during 1997. Until February 1997, Robert Smith, the Chairman of ALTEL, was a member of the Compensation Committee.

     The following Compensation Committee Report and the Comparative Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Annual Report on Form 10-K, as amended, into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Board of Directors created the Compensation Committee (the "Committee") to have the responsibility for implementing and administrating the Company's compensation policies and programs for its executive officers.

     The Compensation Committee is responsible for setting the base salaries and the total compensation levels of the Chief Executive Officer (the "CEO") and the other executive officers of the Company having total annual compensation of over $200,000 and for determining which executives, including the CEO, will be granted stock options and the size of such grants. Mr. Hatt does not participate in the approval of his compensation.

     Prior to the continuance of the Company from Ontario to Delaware in February 1997, the Compensation Committee did not have the authority to approve stock option grants, which were approved by the entire Board of Directors. Robert Smith served on the Compensation Committee during 1996, but ceased to be a member of the committee in February 1997. David L. Heavenridge served on the Committee during his tenure as a director of the Company during 1997 and, upon his resignation as a director in October 1997, was replaced by Vladimir Kvint.

  Compensation Policies

     The Company's compensation policies for executive officers are designed to
(a) provide competitive compensation packages that will attract and retain superior executive talent, (b) link a significant portion of compensation to financial results, so as to reward successful performance, and (c) provide long-term equity compensation, to further align the interests of executive officers with those of stockholders and further reward successful performance. The principal components of the Company's executive officer compensation program are base salary, annual cash incentive awards, and grants of stock options. Pursuant to the terms of the Plan, the Company's executive officer compensation program also includes grants of stock appreciation rights, restricted stock and performance units.

     Base salary levels for the Company's executive officers are reviewed on an annual basis by the Committee and are set generally to be competitive with other companies of comparable size and geographic location, taking into consideration the positions' complexity, responsibility, need for special expertise and personal hardships due to extensive international travel. Individual salaries also take into account individual experience and performance.

     The bonus program in 1997 was based on the performance of the Company's principal operating subsidiaries during 1997. Bonuses earned for 1997 consisted of 30% of base salary for each of Messrs. Hatt, Edwards, Davies, Brooks and Carroll.

  Long-Term Compensation

     The Committee periodically considers the desirability of granting stock options to officers and other employees of the Company. Prior to the Company's continuance as a Delaware corporation in February 1997, stock option grants were subject to approval by the entire Board of Directors. After February 1997, the Committee was granted the authority to make such grants. The objective of these grants are to align senior management and stockholder long-term interest by creating a strong and direct link between the executive's accumulation of wealth and stockholder return and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. Individual grants of stock options are based upon individual performance. The Committee believes that its past grants of stock options have successfully focused the Company's executive officers and other members of senior management on building stockholder value.

  Compensation of Chief Executive Officer

     In determining the compensation of Mr. Hatt, the Committee has taken into consideration his experience, dedication, performance and contribution to the growth of the Company and its operating subsidiaries over the past two years, the personal hardships resulting from extensive international travel, including long periods in the countries of the former Soviet Union, and Mr. Hatt's overall management strengths and business acumen.

                                          Presented by the Compensation
                                          Committee:

                                               David M. Stovel
                                               Edward Charles Dilley
                                               Dr. Vladimir Kvint

COMPARATIVE STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total stockholder return of: (i) the Nasdaq Stock Market Composite Index (the "Nasdaq Index"); and (ii) the Nasdaq Telecommunications Index, assuming an investment of $100 on February 18, 1993 (the date the Company's Common Shares were first traded in the United States on the Nasdaq Stock Market) in each of the Common Stock of the Company, the stocks comprising the Nasdaq Index and the stocks comprising the Nasdaq Telecommunications Index, and further assuming reinvestment of dividends, if any.

                                                          Nasdaq Stock            Nasdaq
        Measurement Period                              Market Composite    Telecommunications
      (Fiscal Year Covered)         PLD Telekom Inc.          Index               Index
2/18/93                                  100.00              100.00               100.00
12/31/93                                 121.10              117.30               142.00
12/31/94                                  67.10              113.50               119.20
12/31/95                                  50.00              158.80               159.90
12/31/96                                  64.50              194.90               165.70
12/31/97                                  56.60              237.10               235.20

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires that directors and certain officers of the Company, and persons who own more than ten percent of the Company's Common Stock, file with the Commission initial reports of ownership and reports of changes of ownership of such Common Stock. Based solely on its review of the copies of such reports received by the Company and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the year ended December 31, 1997 all filing requirements applicable to its officers, directors and ten-percent stockholders were satisfied, with the exception of the Initial Statements of Beneficial Ownership on Form 3 for Messrs. Antoniuk, Kvint and Kudriavtsev, current directors of the Company. Each such director was elected as a director of the Company in June 1997 and was obligated to file Initial Statements of Beneficial Ownership within 10 days of their election. Due to an administrative oversight, these filings were not timely made, but were filed in February 1998 as soon as the oversight was discovered.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

     The accounting firm of KPMG Peat Marwick LLP has been selected as the Company's independent auditors for the 1998 fiscal year. A representative of KPMG Peat Marwick LLP, the Company's auditors during 1997, is expected to be present at the Meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders of the Company.

               STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the Commission. To be considered for inclusion in the proxy statement and form of proxy relating to the 1999 annual meeting, such proposals must be received by the Company no later than December 31, 1998. Proposals should be directed to the attention of the Secretary of the Company.

                           ANNUAL REPORT ON FORM 10-K

     The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of such person, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended, including the financial statements, but excluding exhibits. Requests for copies of such report should be directed to the Company, Attention: Secretary.

                                          By order of the Board of Directors,

                                          JAMES R.S. HATT
                                          Chairman, President and
                                            Chief Executive Officer

July 22, 1998

                                                                      APPENDIX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            ASSET EXCHANGE AGREEMENT
                                    BETWEEN
                           NEWS AMERICA INCORPORATED
                                      AND
                                PLD TELEKOM INC.

                              DATED APRIL 19, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                     PAGE
                                                                     ----
                                ARTICLE I
EXCHANGE OF STOCK
 1.1.  Exchange of Holdings Shares.................................   A-4
                               ARTICLE II
THE CLOSING
 2.1.  Time and Place of Closing...................................   A-4
 2.2.  Deliveries by News America..................................   A-4
 2.3.  Deliveries by PLD...........................................   A-4
                               ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PLD
 3.1.  Organization; Qualification.................................   A-5
 3.2.  Capitalization of PLD and PeterStar.........................   A-5
 3.3.  Authority Relative to this Agreement........................   A-5
 3.4.  Consents and Approvals; No Violation........................   A-6
 3.5.  Reports.....................................................   A-6
 3.6.  Financial Statements........................................   A-6
 3.7.  Undisclosed Liabilities.....................................   A-6
 3.8.  Absence of Certain Changes or Events........................   A-6
 3.9.  Certain Disclosure Matters..................................   A-7
 3.10. Legal Proceedings, etc......................................   A-8
 3.11. Permits.....................................................   A-8
                               ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF NEWS AMERICA
 4.1.  Organization................................................   A-8
 4.2.  Authority Relative to this Agreement........................   A-8
 4.3.  Consents and Approvals; No Violation........................   A-8
 4.4.  Fees and Commissions........................................   A-9
 4.5.  Title.......................................................   A-9
 4.6.  Investment Intent; Private Placement........................   A-9
                                ARTICLE V
COVENANTS OF THE PARTIES
 5.1   Conduct of Business of PLD and PeterStar....................   A-9
 5.2   Access to Information.......................................  A-10
 5.3   Expenses....................................................  A-10
 5.4   Further Assurances..........................................  A-10
 5.5   Public Statements...........................................  A-11
 5.6   Consents and Approvals......................................  A-11
 5.7   Supplements to Schedules....................................  A-11
 5.8   Completion of Ancillary Agreements..........................  A-12
                               ARTICLE VI
CLOSING CONDITIONS
 6.1   Conditions to Each Party's Obligations to Effect the
            Transactions Contemplated Hereby.......................  A-12
 6.2   Conditions to Obligations of News America...................  A-12
 6.3   Conditions to Obligations of PLD............................  A-13

                                                                     PAGE
                                                                     ----
                               ARTICLE VII
REGISTRATION RIGHTS
 7.1   Registration on Request.....................................  A-14
 7.2   Incidental Registration.....................................  A-15
 7.3   Registration Procedures.....................................  A-16
 7.4   Provision of Information; Transfer of Shares After
            Registration...........................................  A-18
 7.5   Indemnification.............................................  A-19
                              ARTICLE VIII
TERMINATION AND ABANDONMENT
 8.1   Termination.................................................  A-20
 8.2   Procedure and Effect of Termination.........................  A-20
                               ARTICLE IX
SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION
 9.1   Survival of Representations.................................  A-20
 9.2   Statements as Representations...............................  A-20
 9.3   PLD's Indemnification of News America.......................  A-20
 9.4   News America's Indemnification of PLD.......................  A-21
 9.5   Conditions of Indemnification...............................  A-21
 9.6   Cushion.....................................................  A-21
 9.7.  Limitation of Liability.....................................  A-22
 9.8.  Remedies Cumulative.........................................  A-22
 9.9.  Assignment of Certain Representations, Warranties and
            Indemnification Obligations............................  A-22
                                ARTICLE X
MISCELLANEOUS PROVISIONS
10.1.  Amendment and Modification..................................  A-22
10.2.  Waiver of Compliance; Consents..............................  A-22
10.3.  Notices.....................................................  A-22
10.4.  Assignment..................................................  A-23
10.5.  Confidentiality.............................................  A-23
10.6.  Governing Law...............................................  A-24
10.7.  Counterparts................................................  A-24
10.8.  Interpretation..............................................  A-24
10.9.  Entire Agreement............................................  A-24

                            ASSET EXCHANGE AGREEMENT

     ASSET EXCHANGE AGREEMENT (this "Agreement"), dated April 19, 1998, by and between:

     NEWS AMERICA INCORPORATED, a corporation organized under the laws of the State of Delaware ("News America"), with an address at 1211 Avenue of the Americas, New York, New York 10036, and

     PLD TELEKOM INC., a corporation organized under the laws of Delaware ("PLD"), with an address at 680 Fifth Avenue, New York, New York 10019.

                              W I T N E S S E T H:

     WHEREAS, PLD is a provider of local, long distance and international telecommunications services in the Russian Federation and Kazakstan; and

     WHEREAS, News America and Cable and Wireless Plc, a company registered under the laws of England under the number 238525 ("C&W"), are substantially simultaneously with the execution and delivery of this Agreement entering into that certain Stock Purchase Agreement (the "Stock Purchase Agreement"), pursuant to which News America will purchase from (a) Navona Communications Corporation Ltd. (a wholly owned subsidiary of C&W), a corporation organized under the laws of Bermuda ("Navona"), (i) 10,555,739 shares of common stock, par value $.01 per share ("PLD Common Stock"), of PLD, constituting as at April 16, 1998 approximately 31.21% of the presently issued and outstanding capital stock of PLD (the "PLD Shares"), and (ii) 12,000 shares of common stock, par value USD$1.00 per share, of PLD Holdings Ltd., a limited liability company organized under the laws of Bermuda ("Holdings"), constituting 100% of the issued and outstanding capital stock of Holdings (the "Holdings Shares"), which is the owner of eleven percent (11%) of the outstanding common equity interests in PeterStar Company Limited, a closed joint stock company organized under the laws of the Russian Federation ("PeterStar") and (b) C&W, a warrant dated June 28, 1995, conferring on C&W the right to purchase up to 250,000 shares (subject to adjustment on the occurrence of certain events) of PLD Common Stock at an exercise price of 11.3125 Canadian dollars per share, expiring on June 22, 1999 a copy of which is attached hereto as Exhibit A (the "PLD Warrant"; the PLD Warrant and the PLD Shares are collectively referred to herein as the "PLD Interest") and

     WHEREAS, PLD deems it to be advisable and in the best interests of PLD and its shareholders to facilitate the acquisition of the PLD Interest and the Holdings Shares by News America; and

     WHEREAS, News America has advised PLD and C&W that it does not wish to hold the Holdings Shares and that it is not willing to consummate the acquisition of the PLD Interest and the Holdings Shares unless it can substantially simultaneously therewith exchange the Holdings Shares with PLD for additional shares of PLD Common Stock; and

     WHEREAS, PLD deems it advisable and in the best interests of PLD and its shareholders to acquire the Holdings Shares in exchange for shares of PLD Common Stock; and

     WHEREAS, PLD presently owns sixty percent (60%) of the equity interest in PeterStar; and

     WHEREAS, immediately prior to the consummation of the transaction contemplated hereby, PLD shall have acquired, pursuant to a Share Purchase Agreement between PLD and C&W (the "CIBBV Purchase Agreement"), 100 shares of common stock, par value 400 Netherlands Guilders per share, of CommStruct International Byelorussia BV, a closed limited liability company organized under the laws of The Netherlands ("CIBBV"), constituting 100% of the issued and outstanding capital stock (the "CIBBV Shares") of CIBBV, which is the owner of fifty percent (50%) of the outstanding common equity interests in Belarus-Netherlands Belcel Joint Venture ("Belcel") and one hundred percent (100%) of the outstanding common equity interests in Baltic Operations
Ltd. -- Latvia, from C&W in exchange for 200,000 shares of PLD Common Stock plus 300,000 shares of PLD Common Stock in consideration for the assignment of certain liabilities of CIBBV to PLD or its designee; and

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                               EXCHANGE OF STOCK

     1.1. Exchange of Holdings Shares.

          (a) On the Closing Date and substantially simultaneously with, and subject to, the purchase of the Holdings Shares by News America as described in the Stock Purchase Agreement, News America agrees to sell, assign, transfer and deliver to PLD, and PLD agrees to purchase and acquire from News America, all of News America's right, title and interest to the Holdings Shares.

          (b) On the Closing Date and against delivery of the Holdings Shares as set forth above, PLD will issue and deliver to News America 3,705,631 newly-issued, fully paid and nonassessable shares of PLD Common Stock (the "New PLD Shares"), registered in the name of News America or its designee or nominee.

                                   ARTICLE II

                                  THE CLOSING

     2.1. Time and Place of Closing. Subject to the terms and conditions of this Agreement, the consummation of the transaction contemplated hereby (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022 on the third business day after News America shall have delivered to PLD written notice that the conditions set forth in Section 6.2 hereof have been satisfied (the "Closing Date"), or at such other time and place as shall be determined by mutual agreement of the parties.

     2.2. Deliveries by News America. At the Closing, News America will deliver or cause to be delivered the following to PLD:

          (a) Immediately upon (and subject to) the receipt thereof from C&W, the stock certificates or other instruments representing all of the Holdings Shares, duly endorsed in blank or accompanied by duly executed instruments of transfer, together with any other documents that are necessary to transfer to PLD all of News America's right, title and interest in and to the Holdings Shares theretofore acquired from C&W or its affiliates;

          (b) the Officer's Certificate referred to in Section 6.3(d) hereof;

          (c) the Opinion of Counsel referred to in Section 6.3(e) hereof; and

        (d) such other documents, instruments and writings as are required to be delivered by News America at or prior to the Closing Date pursuant to this Agreement or otherwise required in connection herewith.

     2.3 Deliveries by PLD. At the Closing, PLD will deliver the following to News America:

          (a) stock certificates, registered in the name of News America or its nominee or designee, representing 3,705,631 shares of duly issued, fully paid and nonassessable PLD Common Stock, and any other documents that are necessary to transfer to News America good and marketable title to such shares;

          (b) the Officer's Certificate referred to in Section 6.2(f) hereof;

          (c) the Opinion of Counsel referred to in Section 6.2(g) hereof; and

          (d) such other documents, instruments and writings as are required to be delivered by News America at or prior to the Closing Date pursuant to this Agreement or otherwise required in connection herewith.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF PLD

     PLD represents and warrants to News America as follows (for purposes of Sections 3.7, 3.8, 3.9, 3.10 and 3.11 hereof, the term PLD, as of the Closing Date, shall mean PLD and its subsidiaries taken as a whole, including without limitation, the assets, liabilities, business and operations of Belcel acquired pursuant to the CIBBV Purchase Agreement):

     3.1. Organization; Qualification. PLD is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. PLD is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary. Schedule 3.1 sets forth, as of the date of this Agreement, each jurisdiction in which PLD is qualified to do business as a foreign corporation. PLD has heretofore delivered to News America complete and correct copies of its Certificate of Incorporation and Bylaws as currently in effect.

     3.2. Capitalization of PLD and PeterStar. Set forth on Schedule 3.2 is the number of shares in the capital stock or other equity interests of each of PLD and PeterStar which are issued and outstanding as of the date of this Agreement. All such shares are validly issued, fully paid and nonassessable. Other than this Agreement, or as set forth in Schedule 3.2, there is no subscription, option, warrant, call, right, agreement or commitment relating to the issuance, sale, delivery or transfer by PLD and PeterStar of any shares of capital stock or other equity interest (including any right of conversion or exchange under any outstanding security or other instrument). There are no outstanding contractual obligations of PLD and PeterStar to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other equity interest of PLD or PeterStar. There are no restrictions or limitations contained in the organizational documents of PLD or in any contract, agreement, document or other instrument to which PLD or any direct or indirect subsidiary is a party or of which PLD or any direct or indirect subsidiary is aware that restricts, or purports to restrict, the ability of C&W or any of its direct or indirect subsidiaries to transfer the PLD Interest to News America or that create or give rise to, by reason of the transfer of the PLD Interest to News America, any pledge, security interest, lien, charge, encumbrance, claim, option or limitation affecting the ability of News America to vote such shares or to exercise any other rights appurtenant thereto under the Stock Purchase Agreement. The New PLD Shares, taken together with the PLD Shares, will represent an aggregate of not less than thirty-eight (38%) of the outstanding PLD shares after giving effect to the issuance of the New PLD Shares. The PLD Warrant is exercisable for shares of PLD Common Stock in accordance with its terms.

     3.3. Authority Relative to this Agreement. PLD has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and all ancillary agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and all ancillary agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized, by the Board of Directors and, if required, shall be duly and validly authorized by the shareholders of PLD prior to the Closing Date, and no other corporate proceedings on the part of PLD are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement and each such ancillary agreement to which PLD is a party has been duly and validly executed and delivered by PLD, and assuming that this Agreement constitutes a valid and binding agreement of News America, constitutes a valid and binding agreement of PLD, enforceable against PLD in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

     3.4. Consents and Approvals; No Violation. Except as set forth in Schedule 3.4, the execution and delivery by PLD of this Agreement and all ancillary agreements to which it is a party will not (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws, or similar charter documents, of PLD, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which PLD is a party or by which PLD or any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to PLD or any of its assets.

     (b) Except as set forth in Schedule 3.4 and except for the filings by News America and PLD required by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of any governmental or regulatory body or authority is necessary for the consummation by PLD of the transactions contemplated hereby.

     3.5. Reports. Since January 1, 1997, PLD has, pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), filed or caused to be filed with the United States Securities and Exchange Commission ("SEC") all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by them with respect to the business and operations of PLD under each of the Securities Act and the Exchange Act and the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder in effect on the date each such report was filed. True and complete copies of each of such forms, statements, reports and documents, and such exhibits, have been delivered to News America.

     3.6. Financial Statements. PLD has previously furnished to News America copies of (a) PLD's audited consolidated and (b) PeterStar's audited (i) balance sheets as of December 31, in each of the years 1997, 1996 and 1995 and (ii) related consolidated statements of income and retained earnings and consolidated changes in financial position of PLD and PeterStar for the fiscal years then ended, together with the respective reports thereon of KPMG Peat Marwick LLP and KPMG, as independent auditors of PLD for 1997, and 1996 and 1995, respectively, and KPMG, as independent auditors of PeterStar. Each of the balance sheets included in the financial statements referred to in this Section 3.6 (including the related notes thereto) present fairly the financial information purported to be set therein as of the dates thereof, and the other related statements included therein (including the related notes thereto) present fairly the results of operations and changes in financial position for the periods then ended, all in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein. For purposes of this Agreement, the audited consolidated balance sheet of PLD and the audited balance sheet of PeterStar as of December 31, 1997 are hereinafter referred to as (the "Companies' Balance Sheets").

     3.7. Undisclosed Liabilities. Except as set forth in Schedule 3.7, neither PLD nor PeterStar has any material liability or obligation, secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due), of a nature required by generally accepted accounting principles to be reflected in a corporate balance sheet or disclosed in the notes thereto, which are not accrued or reserved against in the Companies' Balance Sheets or disclosed in the notes thereto in accordance with generally accepted accounting principles.

     3.8. Absence of Certain Changes or Events.  Except as set forth in Schedule
3.8 or in PLD's Annual Report on Form 10-K for the year ended December 31, 1997, since the date of the Companies' Balance Sheets there has not been:

          (a) any material adverse change in the business, prospects, operations, properties, assets, liabilities, competition, earnings, or condition (financial or otherwise) of PLD or PeterStar, or any failure by PLD or PeterStar to pay its debts when due;

          (b) any event or condition of any character which either individually or in the aggregate, might reasonably be expected to have a material adverse effect on the business, prospects, operations, properties, assets, liabilities, competition, earnings or condition (financial or otherwise), of PLD or PeterStar;

          (c) any damage, destruction or loss (regardless of whether covered by insurance) that might reasonably be expected to have a material adverse effect on the business, prospects, operation, properties, assets, liabilities, competition, earnings, or condition (financial or otherwise), of PLD or PeterStar;

          (d) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, property, or any combination of the foregoing) with respect to the capital stock or other equity interest of PLD or PeterStar except as specifically provided for in this Agreement;

          (e) any increase in the compensation paid, payable or to become payable by PLD or PeterStar to its officers, directors or employees (other than increases for employees in the ordinary course of business and consistent with past practice), any hiring of new officers, directors or employees (other than hiring of new employees in the ordinary course of business consistent with past practice) or any increase in any bonus, insurance, pension or other employee benefit plan, payments or arrangement (including loans) made to, for or with any officers, directors, or employees (other than increases for employees in the ordinary course of business and consistent with past practice or other increases pursuant to written employee benefit plans);

          (f) any entry into, material amendment of, or termination of, any material agreement, material commitment or material transaction by PLD or PeterStar, including, without limitation, any (i) merger, consolidation, share exchange, acquisition or disposition of assets or stock or any financing transaction or capital expenditure, (ii) indenture, mortgage, note, agreement or other instrument relating to the borrowing of money (other than intercompany accounts), (iii) partnership or joint venture agreement, (iv) material license agreement relating to intellectual property (other than off-the-shelf software licenses), or (v) agreement to amend its charter or other organizational documents or any other document, contract, agreement, arrangement, undertaking or instrument relating to any of the foregoing;

          (g) any entry into, material change to the terms or conditions of termination of, any license, permit, franchise, governmental approval or decree pursuant to which PLD or PeterStar provides telephony, data transmission or other telecommunications services;

          (h) any notes or accounts receivable or portions of notes or accounts receivable written off by PLD or PeterStar as uncollectible, other than in the ordinary course of business and consistent with past practice;

          (i) any material obligation or material liability paid (whether absolute, accrued, contingent or otherwise), or any lien or encumbrance in connection therewith discharged, by PLD or PeterStar, other than (i) in the ordinary course of business and consistent with past practice, or (ii) current liabilities shown on the financial statements and current liabilities incurred since their date;

          (j) any properties or assets, real, personal or mixed, tangible or intangible, of PLD or PeterStar mortgaged, pledged or subjected to any security interest, lien or encumbrance;

          (k) except as specifically provided for in this Agreement, any sale, assignment, transfer, lease, dividend, distribution or other disposition of any of property or assets by PLD or PeterStar, other than sales of products in the ordinary course of business; or

          (l) any agreement, understanding or undertaking to do any of the foregoing by PLD or PeterStar.

     3.9. Certain Disclosure Matters.

     News America has been furnished with copies of each of the documents, contracts, agreements, licenses, permits and other instruments identified on
Schedule 3.9 hereof (collectively, the "Written Disclosure Materials"). All of the Written Disclosure Materials are true and complete copies of each of the documents, contracts, agreements, licenses, permits and other instruments that they purport to represent, and the Written Disclosure Materials, together with the schedules attached hereto, collectively represent a true, fair and complete portrayal of the material business operations of PLD and PeterStar. None of the Written Disclosure Materials contains an untrue statement of material fact or omits to state any fact required to be stated therein or necessary, in light of the circumstances under which such statements are made, so as not to be misleading, except to the extent that such statements were later amended, revised or updated by PLD or PeterStar.

     3.10. Legal Proceedings, etc. Except as set forth in Schedule 3.10, there are no claims, actions, or proceedings pending or investigation pending or, to PLD's knowledge, threatened against or relating to PLD or PeterStar before any court, governmental or regulatory authority or body acting in an adjudicative capacity. Except as set forth in Schedule 3.10, none of PLD or PeterStar is subject to any outstanding judgment, rule, order, writ, injunction or decree of any court, governmental or regulatory authority.

     3.11. Permits. Each of PLD and PeterStar has all material permits, licenses, franchises and other governmental authorizations, consents and approvals (collectively, "Permits") necessary to conduct its business as presently conducted. Except as set forth in Schedule 3.11, neither PLD nor PeterStar has received any written notification that it is in violation of any of such Permits, or any law, statute, order, rule, regulation, ordinance or judgment of any governmental or regulatory body or authority applicable to it. Each of PLD and PeterStar is in compliance with all material Permits, laws, statutes, orders, rules, regulations, ordinances, or judgments of any governmental or regulatory body or authority applicable to it.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF NEWS AMERICA

     News America represents and warrants to PLD as follows:

     4.1. Organization. News America is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. News America has heretofore delivered to PLD complete and correct copies of its organizational documents as currently in effect.

     4.2. Authority Relative to this Agreement. News America has full power and authority to execute, deliver and perform all obligations under this Agreement and all ancillary agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and all ancillary agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by News America and no other proceedings on the part of News America are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and all ancillary agreements to which it is a party have been duly and validly executed and delivered by News America, and assuming that this Agreement and each such ancillary agreement constitutes a valid and binding agreement of PLD, constitutes a valid and binding agreement of News America, enforceable against News America in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

     4.3. Consents and Approvals; No Violation.  (a) Except as set forth in
Schedule 4.3, neither the execution and delivery of this Agreement by News America nor the exchange by News America of the Holdings Shares pursuant to this Agreement will (i) conflict with or result in any breach of any provision of the organizational documents of News America, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, or (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement, lease or other instrument or obligation to which News America or any of its subsidiaries are a party or by which any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained.

     (b) Except for the filings by News America and PLD required by Title II of the HSR Act, no declaration, filing or registration with, or notice to, or authorization, consent or approval of any governmental or regulatory body or authority is necessary for the consummation by News America of the transactions contemplated hereby.

     4.4. Fees and Commissions. No broker, finder or other person is entitled to any brokerage fees, commissions or finder's fees in connection with the transaction contemplated hereby by reason of any action taken by News America. News America hereby covenants that it will pay to PLD or otherwise discharge, and will indemnify and hold PLD harmless from and against, any and all claims or liabilities for all brokerage fees, commissions and finder's fees (other than as described above) incurred by reason of any action taken by News America.

     4.5. Title. News America makes no representations or warranties regarding the title to the Holdings Shares (including the interest in PeterStar) that are the subject of this Agreement or the business or operation of PeterStar or any other matter relating to the Holdings Shares or their provenance; provided, however, that News America shall represent in writing to PLD on the Closing Date that News America shall have taken no action with respect to the Holdings Shares that would interfere with the transfer to PLD, and the receipt by PLD, of title to the Holdings Shares which is of the same quality as the title thereto which News America received from C&W. News America hereby assigns to PLD each of the representations and warranties made by C&W to News America in the Stock Purchase Agreement.

     4.6. Investment Intent; Private Placement.

          (a) News America is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in equity securities presenting an investment decision like that involved in the acquisition of the New PLD Shares. News America or its counsel, accountants or other investment advisers have requested, received, reviewed and considered all information deemed relevant by them in making an informed decisions to acquire the New PLD Shares.

          (b) News America is acquiring the New PLD Shares for investment for its own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act. News America has no present intention of selling, granting any participation in, or otherwise distributing the New PLD Shares, except in compliance with the Securities Act or pursuant to an available exemption thereunder.

          (c) News America understands that the New PLD Shares have not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of News America's investment intent as expressed herein. News America is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. News America further understands that the certificate(s) representing the New PLD Shares shall bear the following legend:

           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

                                   ARTICLE V

                            COVENANTS OF THE PARTIES

     5.1. Conduct of Business of PLD and PeterStar.  Except as described in
Schedule 5.1, during the period from the date of this Agreement to the Closing Date, PLD will, and will cause PeterStar to, conduct their respective businesses and operations according to their ordinary and usual course of business consistent with past practice. Without limiting the generality of the foregoing, and, except as contemplated in this Agreement or as described in Schedule 5.1, prior to the Closing Date, without the prior written consent of News America, PLD will not, and will not permit PeterStar to:

          (a) (i) create, incur or assume any amount of indebtedness for money borrowed, other than in the ordinary course of business, or (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business; provided, PLD and PeterStar may endorse negotiable instruments in the ordinary course of business;

          (b) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of their respective capital stock, or redeem or otherwise acquire any shares of their respective capital stock;

          (c) enter into any agreement, commitment or transaction (including without limitation any borrowing, capital expenditure or capital financing), except agreements, commitments or transactions in the ordinary course of business or as contemplated herein provided, that PLD may nevertheless effect the public offering of shares of PLD Common Stock as contemplated by the terms of (i) that certain Indenture, dated May 31, 1996, among the parties signatories thereto, relating to the $123,000,000 14% senior discount notes due 2004, (ii) that certain Indenture, dated May 31, 1996, among the parties signatories thereto, relating to the $26,000,000 9% convertible subordinated notes due 2006 (each such Indenture are collectively referred to herein as the "Indentures") and (iii) the Revolving Credit Note and Warrant Agreement relating to PLD's $12,400,000 12% Series A Revolving Credit Notes due 1998 and $3,100,000 12% Series B Revolving Credit Notes due 1998; or

          (d) enter into any contract, agreement, commitment or arrangement, whether written or oral, with respect to any of the transactions set forth in the foregoing paragraphs (a) through (c).

     5.2. Access to Information. Between the date of this Agreement and the Closing Date, PLD will, and will cause PeterStar, during ordinary business hours and upon reasonable notice to, (i) give News America and its accountants, counsel, financial advisors and other authorized representatives (the "News America Representatives") reasonable access to all books, records, plants, offices and other facilities and properties of PLD and PeterStar to which News America is permitted access by law, (ii) permit News America to make such reasonable inspections thereof as News America may reasonably request; (iii) cause the officers and advisors of PLD and PeterStar to furnish News America with such financial and operating data and other information with respect to the business and properties of PLD and PeterStar as News America may from time to time reasonably request; (iv) cause the officers and advisors of PLD and PeterStar to furnish News America a copy of each report, schedule or other document filed by them with any governmental agency or authority, provided, however, that (A) any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of PLD and PeterStar or PLD's relationship with the other shareholders of PeterStar, (B) PLD and PeterStar shall not be required to take any action which would constitute a waiver of the attorney-client privilege and (C) PLD and PeterStar need not supply News America with any information which PLD or PeterStar is under a legal obligation not to supply.

     All information furnished to or obtained by News America and any News America Representatives pursuant to this Section 5.2 shall be subject to the confidentiality provisions set forth in Section 10.5 hereof.

     5.3. Expenses. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses.

     5.4. Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale, assignment, transfer and delivery of the PLD Interest, and the Holdings Shares and the interest in PeterStar represented thereby, pursuant to this Agreement. From time to time after the date hereof, without further consideration, News America will, at its own expense, execute and deliver such documents to PLD as PLD may reasonably request in order more effectively to vest in PLD good title to the Holdings Shares. From time to time after the date hereof, without further consideration, PLD will, at its own expense, execute and deliver such documents to News America or its designee (which may include C&W) as News America or such designee may reasonably request in order more effectively to consummate the sale, assignment, transfer and delivery of (a) the New PLD Shares pursuant to this Agreement and (b) the PLD Interest and the Holdings Shares pursuant to the Stock Purchase Agreement.

     5.5. Public Statements. The parties shall consult with each other prior to issuing any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby and shall not issue any such public announcement, statement or other disclosure prior to such consultation. Notwithstanding the foregoing, the parties may make public announcements, statements or other disclosures with respect to this Agreement and the transactions contemplated hereby without such consultation to the extent and under the circumstances in which the parties are legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process, or by order of a court or tribunal of competent jurisdiction) to do so, or in order to comply with applicable rules or requirements of any stock exchange, government department or agency or other regulatory authority, or as required by any securities law or regulation or other legal requirement, in any such case in circumstances where such consultation would not be practicable.

     5.6. Consents and Approvals.

          (a) PLD and News America shall cooperate with each other and (i) promptly prepare and file all necessary documentation, (ii) effect all necessary applications, notices, petitions and filings and execute all agreements and documents, (iii) use all reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all governmental bodies and (iv) use all reasonable efforts to obtain all necessary Permits, consents, approvals and authorizations of all other parties, in the case of each of the foregoing clauses (i), (ii) and (iii), necessary or advisable to consummate the transactions contemplated by this Agreement or required by the terms of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument to which PLD, Holdings, PeterStar or News America or any of their subsidiaries are a party or by which any of them is bound. PLD shall have the right to review and approve in advance all characteristics of the information relating to PLD or PeterStar; and each of PLD and News America shall have the right to review and approve in advance all characterizations of the information relating to the transactions contemplated by this Agreement which appear in any filing made in connection with the transactions contemplated hereby. The parties hereto agree that they will consult with each other with respect to the obtaining of all such necessary Permits, consents, approvals and authorizations of all third parties and governmental bodies. Each of PLD and News America shall designate separate counsel with respect to all applications, notices, petitions and filings (joint or otherwise) relating to this Agreement and the transactions contemplated hereby on behalf of PLD, on the one hand and News America on the other hand, with all governmental bodies.

          (b) The parties hereto shall consult with each other prior to proposing or entering into any stipulation or agreement with any foreign or United States governmental authority or agency or any third party in connection with any foreign or United States governmental consents and approvals legally required for the consummation of the transactions contemplated hereby and shall not propose or enter into any such stipulation or agreement without the other party's prior written consent, which consent shall not be unreasonably withheld.

     5.7. Supplements to Schedules. PLD, on the one hand, and News America, on the other hand, shall have the right from time to time prior to the Closing to supplement or amend its Schedules with respect to any matter hereafter arising which if existing or known at the date of this Agreement would have been required to be set forth or described in such Schedules. Any such supplemental or amended disclosure shall be deemed to have cured any breach of any representation or warranty made in this Agreement for purposes of Article IX, but will not be deemed to have cured any such breach made in this Agreement and to have been disclosed as of the date of this Agreement for purposes of determining whether or not the conditions set forth in Article VI hereof have been satisfied.

     5.8. Completion of Ancillary Agreements. Each party will use reasonable efforts to take or cause to be taken, all action, and do or cause to be done all things reasonably necessary or advisable to perform their respective obligations under, in the case of PLD, the CIBBV Exchange Agreement and, in the case of News America, the Stock Purchase Agreement, each in the form as executed on the date hereof.

                                   ARTICLE VI

                               CLOSING CONDITIONS

     6.1. Conditions to Each Party's Obligations to Effect the Transactions Contemplated Hereby. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) The waiting period under the HSR Act applicable to the consummation of the transactions contemplated hereby shall have expired or been terminated;

          (b) No preliminary or permanent injunction or other order or decree by any federal, state, local or foreign court which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect (each party agreeing to use its reasonable best efforts to have any such injunction, order or decree lifted) and no statute, rule or regulation shall have been enacted by any federal, state, local or foreign government or governmental agency which prohibits the consummation of the transactions contemplated hereby;

          (c) All foreign and United States federal, state and local government consents and approvals required for the consummation of the transactions contemplated hereby shall have become Final Orders (a "Final Order" means a final order after all opportunities for rehearing are exhausted (whether or not any appeal thereof is pending)) and shall not be subject to terms and conditions; and

          (d) If so required, a resolution shall have passed at the annual meeting of stockholders (or, if applicable, at any special meeting of stockholders) of PLD, convened after proper notice to and/or waiver of such notice by the stockholders, with a quorum of the stockholders present or represented, to approve the transaction contemplated hereby.

     6.2. Conditions to Obligations of News America. The obligation of News America to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

          (a) There shall not have occurred and be continuing any event or events, either individually or in the aggregate, which would have a material and adverse effect on the property, business, operations, prospects or condition (financial or otherwise) of PLD;

          (b) PLD shall have performed and complied with in all material respects the covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date, and the representations and warranties of PLD set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date;

          (c) News America and C&W shall have closed the transactions contemplated by the Stock Purchase Agreement simultaneously with the transactions contemplated hereby;

          (d) News America and PLD shall have executed and delivered a Director Nomination Agreement containing terms and conditions satisfactory to News America and PLD and such agreement shall be in full force and effect;

          (e) The common stock of PLD shall be quoted on The Nasdaq Stock Market, and no action shall have been taken or shall be pending or threatened in respect of the delisting of the common stock of PLD from eligibility for such quotation;

          (f) News America shall have received a certificate from an authorized officer of PLD, dated the Closing Date, to the effect that to the officer's knowledge, the conditions set forth in Section 6.2(a) and (b) have been satisfied; and

          (g) News America shall have received an opinion from E. Clive Anderson, Senior Vice President and General Counsel of PLD, dated the Closing Date and satisfactory in form and substance to News America and its counsel, substantially to the effect that:

             (i) PLD is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by requisite corporate action taken on the part of PLD;

             (ii) this Agreement has been executed and delivered by PLD and is a valid and binding obligation of the PLD enforceable against it in accordance with its terms, except (A) that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (B) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefore may be brought; and

             (iii) the issuance and sale of the New PLD Shares to News America pursuant to this Agreement are not required to be registered under the Securities Act.

     As to any matter contained in such opinion which involves the laws of any jurisdiction other than the Federal laws of the United States or the laws of the State of New York, such counsel may rely upon opinions of counsel admitted in such other jurisdictions. Any opinions relied upon by such counsel as aforesaid shall be delivered together with the opinion of such counsel. Such opinion may expressly rely as to matters of fact upon certificates furnished by PLD and appropriate officers and directors of each of PLD and PeterStar and by public officials.

     6.3. Conditions to Obligations of PLD. The obligations of PLD to effect the transaction contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

          (a) News America shall have performed and complied with in all material respects the covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date, and the representations and warranties of News America set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date;

          (b) PLD shall have received stock certificates representing all of the Holdings Shares, duly endorsed in blank or accompanied by duly executed instruments of transfer, together with any other documents that are necessary to transfer to PLD good and marketable title to the Holdings Shares;

          (c) News America and C&W shall have closed the transactions contemplated by the Stock Purchase Agreement, including the purchase by News America from C&W of the Holdings Shares;

          (d) PLD and C&W shall have closed the transactions contemplated by the CIBBV Purchase Agreement, including the purchase by PLD of the CIBBV shares;

          (e) PLD shall have received from special Bermuda counsel to C&W a reliance letter dated the Closing Date to the effect that PLD may rely on such counsel's opinion to News America in connection with the Stock Purchase Agreement and assuming that News America transfers to PLD the Holdings Shares with the same quality of title that News America received from C&W, PLD will be the beneficial and registered holder of the Holdings Shares upon the consummation of the transactions contemplated hereby;

          (f) PLD shall have received a certificate from an authorized officer of News America, dated the Closing Date, to the effect that to the officer's knowledge, the conditions set forth in Section 6.3(a) have been satisfied; and

          (g) PLD shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to News America, dated the Closing Date and satisfactory in form and substance to PLD and its counsel, substantially to the effect that:

             (i) News America is a corporation organized and in good standing under the laws of the State of Delaware and has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by requisite action taken on the part of News America; and

             (ii) this Agreement has been executed and delivered by News America and is a valid and binding obligation of News America, enforceable against it in accordance with its terms, except (A) that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (B) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

     As to any matter contained in such opinion which involves the laws of any jurisdiction other than the Federal laws of the United States or the laws of the State of New York, such counsel may rely upon opinions of counsel admitted in such other jurisdictions. Any opinions relied upon by such counsel as aforesaid shall be delivered together with the opinion of such counsel. Such opinion may expressly rely as to matters of fact upon certificates furnished by News America and appropriate officers and directors of News America and by public officials.

                                  ARTICLE VII

                              REGISTRATION RIGHTS

     7.1. Registration on Request.

          (a) Request. Upon the written request of News America or any permitted successor or assign requesting that PLD effect the registration under the Securities Act of all or part of any of the PLD Interest that is not registered under the Securities Act, the New PLD Shares or any other security of PLD owned, from time to time, by News America which is registrable under the applicable laws of the United States (the "Registrable Securities") and specifying the intended method of disposition thereof, PLD will, subject to the terms of this Agreement, use its best efforts to effect the registration under the Securities Act of the Registrable Securities which PLD has been so requested to register for disposition in accordance with the intended method of disposition stated in such request; provided, that the request for registration pursuant to this
     Section 7.1 shall relate to the intention to dispose of not less than 25% of the Registrable Securities then owned by News America or its subsidiaries or affiliates or permitted successors or assigns. For purposes of this Article VII, the term "News America" shall include, as the context requires, all holders of Registrable Securities.

          (b) Registration Statement Form. Registrations under this Section 7.1 shall be on such appropriate registration form of the SEC (i) as shall be selected by PLD and as shall be reasonably acceptable to News America and
     (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the request for such registration. If, in connection with any registration under Section 7.1 which is proposed by PLD to be on Form S-3 or any similar short form registration statement which is a successor to Form S-3, the managing underwriters, if any, shall advise PLD in writing that in their opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.

          (c) Expenses. PLD shall pay all Registration Expenses in connection with only one (1) registration effected in accordance with this Section 7.1; provided, however, that if at or prior to the fifth anniversary of the date of this Agreement News America, its affiliates and subsidiaries, and any permitted successors and assigns, collectively own more than 50% of the aggregate Registrable Securities subject to this Agreement (such number to take account of any stock splits, dividends, combinations or other adjustments affecting any of the Registrable Securities), then the holders of Registrable Securities shall be entitled to one (1) additional registration effected in accordance with this Section 7.1 in respect of which PLD shall pay all Registration Expenses.

          (d) Effective Registration Statement. A registration requested pursuant to this Section 7.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, provided that a registration which does not become effective after PLD has filed a registration statement with respect thereto solely by reason of the refusal to proceed of News America (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to PLD) shall be deemed to have been effected by PLD at the request of News America unless News America shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, such registration becomes subject to any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason, or (iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by News America.

          (e) Selection of Underwriters. If a requested registration pursuant to this Section 7.1 involves an underwritten offering, the managing or lead underwriter or underwriters thereof shall be selected by News America and shall be acceptable to PLD, which shall not unreasonably withhold its acceptance of any such underwriters.

          (f) Notwithstanding anything to the contrary contained herein, PLD shall be entitled to postpone for a reasonable period of time (but in no event more than 120 days) the filing of a registration statement if, at the time it receives a request for such registration, (i) PLD reasonably determines, on the basis of written advice to such effect from outside counsel or an investment banking firm representing PLD, that such registration and the offering and sales thereunder by News America would materially interfere with any financing, acquisition, corporate reorganization or other material transaction or development involving PLD or any of its subsidiaries, and promptly gives News America notice of such determination, (ii) PLD would be required to undergo a special interim audit or to prepare and file with the SEC sooner than would otherwise be required pro forma or other financial statements.

     7.2. Incidental Registration.

          (a) Right to Include Registrable Securities. If PLD at any time proposes to register any of its securities under the Securities Act (other than by a registration on Form S-8, or any successor form thereto, relating to a stock option plan, stock purchase plan, managing directors' plan, savings or similar plan and other than pursuant to Section 7.1), whether or not for sale for its own account, it will each such time give prompt written notice to News America of its intention to do so and of News America's rights under this Section 7.2. Upon the written request of News America made within 20 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by News America and the intended method of disposition thereof), PLD will, subject to the terms of this Agreement, use its best efforts to effect the registration under the Securities Act of all Registrable Securities which PLD has been so requested to register by News America, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which News America proposes to register, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, PLD shall determine for any reason either not to register or to delay registration of such securities, PLD may, at its election, give written notice of such determination to News America and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of News America to request that such registration be effected as a registration under Section 7.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. Except for the shares registered pursuant to this Section 7.2, no registration effected under this Section 7.2 shall relieve PLD of its obligation to effect any registration upon request under Section 7.1, nor shall any such registration hereunder be deemed to have been effected pursuant to Section
     7.1. PLD will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 7.2.

          (b) Priority in Incidental Registrations. If (i) a registration pursuant to this Section 7.2 involves an underwritten offering of the securities so being registered, whether or not for sale for the account of PLD, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, (ii) the Registrable Securities so requested to be registered for sale for the account of holders of Registrable Securities are not also to be included in such underwritten offering (either because PLD has not been requested so to include such Registrable Securities pursuant to Section 7.4(b) or, if requested to do so, is not obligated to do so under Section 7.4(b), and (iii) the managing underwriter of such underwritten offering shall inform PLD and News America of its belief that the distribution of all or a specified number of such Registrable Securities concurrently with the securities being distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such writing to state the basis of such belief and the approximate number of such Registrable Securities which may be distributed without such effect), then PLD may, upon written notice to News America, reduce the number of such Registrable Securities the registration of which shall have been requested by News America so that the resultant aggregate number of such Registrable Securities so included in such registration shall be equal to the number of shares stated in such managing underwriter's letter.

     7.3. Registration Procedures. If and whenever PLD is required to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 7.1 and 7.2, PLD shall, as expeditiously as possible:

          (i) prepare and (in the case of a registration pursuant to Section 7.1, such filing to be made within 60 days after the request of News America) file with the SEC the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its best efforts to cause such registration statement to become and remain effective, provided however that PLD may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 7.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto, provided further that before filing such registration statement or any amendments thereto, PLD will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

          (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or (i) in the case of a registration pursuant to Section 7.1, the expiration of 180 days after such registration statement becomes effective, or (ii) in the case of a registration pursuant to Section 7.2, the expiration of 90 days after such registration statement becomes effective;

          (iii) furnish to News America and each underwriter, if any, of the securities being sold such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as News America and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by News America;

          (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions in the United States as News America and any underwriter of the securities being sold by News America may reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable News America and any such underwriter to consummate the disposition in such jurisdictions of the securities owned by News America, except that PLD shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

          (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable News America to consummate the disposition of such Registrable Securities;

          (vi) furnish to News America a signed counterpart, addressed to News America and the underwriters, if any, of:

             (x) an opinion of counsel for PLD, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to News America and its counsel and covering such matters as are customarily covered in opinions of issuer's counsel in transactions of this sort, and

             (y) a "comfort" letter (or, in the case News America does not satisfy the conditions for receipt of a "comfort" letter specified in Statement on Auditing Standards No. 72, an "agreed upon procedures" letter), dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter of like kind dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified PLD's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities (with, in the case of an "agreed upon procedures" letter, such modifications or deletions as may be required under Statement on Auditing Standards No.
        35) and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as News America (or the underwriters, if any) may reasonably request;

          (vii) notify News America and the managing underwriter or underwriters, if any, promptly and confirm such advice in writing promptly thereafter:

             (v) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

             (w) of any request by the SEC for amendments or supplements to the registration statement or the prospectus or for additional information;

             (x) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose;

             (z) of the receipt by PLD of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; and

          (viii) notify News America at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon PLD's discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of News America promptly prepare and furnish to News America and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (ix) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment; and

          (x) otherwise use its best efforts to comply with all applicable rules and regulations of SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first day of PLD's first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and will furnish to News America at least five business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which News America shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder.

     PLD will not file any registration statement or amendment thereto hereunder or any prospectus or any supplement thereto (including such documents incorporated by reference and proposed to be filed after the initial filing of the registration statement) to which News America shall reasonably object, provided that PLD may file such document in a form required by law or upon the advice of its counsel.

     News America agrees by acquisition of such Registrable Securities that, upon receipt of any notice from PLD of the occurrence of any event of the kind described in subdivision (viii) of this Section 7.3, it will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until its receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (viii) of this Section 7.3 and, if so directed by PLD, will deliver to PLD (at PLD's expense) all copies, other than permanent file copies, then in its possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event PLD shall give any such notice, the period mentioned in paragraph (ii) of this Section 7.3 shall be extended by the length of the period from and including the date when News America shall have received such notice to the date on which each such seller has received the copies of the supplemented or amended prospectus contemplated by paragraph (viii) of this Section 7.3.

     7.4. Provision of Information; Transfer of Shares After Registration.

          (a) News America shall, prior to the filing of any Registration Statement pursuant to this Agreement, provide PLD in writing with such information specified in Item 507 of Regulation S-K under the Securities Act and any other similar information reasonably requested by PLD for use in connection with such Registration Statement or any related prospectus or preliminary prospectus. News America shall promptly furnish to PLD all information required to be disclosed in order to make the information previously furnished to PLD not materially misleading.

          (b) News America agrees that it will not effect any disposition of the Registrable Securities that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement or as otherwise in compliance with applicable securities laws, including, without limitation, to the extent applicable, the prospectus delivery requirements of the Securities Act.

     7.5. Indemnification.

          (a) Indemnification by PLD. In the event of any registration of any securities of PLD under the Securities Act, PLD will, and hereby does agree to, indemnify and hold harmless News America against any losses, claims, damages or liabilities, joint or several, to which News America or any director or officer of News America or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Such indemnification shall be subject to customary terms and provisions governing indemnification in transactions of this type; provided, however, that PLD shall not be liable in any such case to the extent that such loss, claim, damages or liability arises out of, or is based upon (i) an untrue statement of a material fact made in such Registration Statement, or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, made in reliance upon and in conformity with written information furnished to PLD by or on behalf of News America specifically for use in preparation of such Registration Statement, (ii) the failure of News America to comply with the covenants and agreements contained in Sections 7.3 or 7.4(a) hereof respecting sale of the Registrable Securities or (iii) any untrue statement of a material fact, or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in any prospectus that is corrected in any subsequent prospectus that was delivered to News America prior to the pertinent sale or sales by News America.

          (b) Indemnification by News America. PLD may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 7.3, that PLD shall have received an undertaking satisfactory to it from News America of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 7.5) PLD, each director of PLD each officer of PLD and each other person, if any, who controls PLD within the meaning of the Securities Act, with respect to (i) any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to PLD through an instrument duly executed by News America specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, (ii) the failure of News America to comply with the covenants and agreements contained in the last paragraph of Section 7.3 or in Section 7.4(a) hereof respecting sale of the Registrable Securities or (iii) any untrue statement of a material fact, or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in any prospectus that is corrected in any subsequent prospectus that was delivered to News America prior to the pertinent sale or sales by News America.

                                  ARTICLE VIII

                          TERMINATION AND ABANDONMENT

     8.1. Termination.

          (a) This Agreement may be terminated at any time prior to the Closing Date, by mutual written consent of News America and PLD.

          (b) This Agreement may be terminated by News America, on the one hand, or PLD, on the other hand, if the transactions contemplated hereby shall not have been consummated on or before June 30, 1998; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any party whose failure to perform any of its covenants or obligations under this Agreement has been the cause of or resulting in the failure of the transactions contemplated by this Agreement to occur on or prior to the aforesaid date.

          (c) This Agreement may be terminated by either News America, on the one hand, or PLD, on the other hand, if (i) any governmental or regulatory body, the consent of which is a condition to the obligations of PLD and News America to consummate the transactions contemplated hereby, shall have determined not to grant its consent and all appeals of such determination shall have been taken and have been unsuccessful, or (ii) any court of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, judgment or decree shall have become final and nonappealable.

          (d) This Agreement may be terminated by News America, on the one hand, or PLD, on the other hand, if there has been a material violation or breach of any agreement, representation or warranty contained in this Agreement which violation or breach has not been waived by the non-breaching party.

     8.2. Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by either or both of the parties pursuant to Section 8.1, written notice thereof shall forthwith be given by the terminating party to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto without prejudice to any claims of a party to this Agreement arising prior to the date of such termination in respect of any breach of any representation, warranty or agreement contained in this Agreement and provided that (a) the provisions of Sections 5.4 and Article X (except for section 10.4) hereof shall survive such termination, and (b) that regardless of such termination the provisions of
Article IX hereof shall continue with respect to any such claims. If this Agreement is terminated as provided herein all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other person to which they were made.

                                   ARTICLE IX

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

     9.1. Survival of Representations. All representations, warranties and agreements made by PLD or News America in this Agreement shall survive the Closing until one (1) year after the Closing.

     9.2. Statements as Representations. PLD's Written Disclosure Materials and any statements contained herein made by News America shall be deemed representations and warranties within the meaning of Section 9.1 hereof.

     9.3. PLD's Indemnification of News America. Subject to the conditions of this Article VIII, PLD hereby agrees that it shall indemnify, defend and hold harmless News America and any parent, subsidiary and affiliate of News America (collectively, the "News America Group") from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and attorneys' fees and expenses (collectively, "Damages"), asserted against, resulting to, imposed upon or incurred by any of News America Group, directly or indirectly, arising out of or resulting from a breach of any representation, warranty or agreement of PLD contained in or made pursuant to this Agreement or any facts or circumstances constituting such a breach (collectively, "News America's Indemnifiable Claims"); provided, however, that the indemnification obligation of PLD with respect to any inaccuracy in any of the representations or warranties made by PLD in this Agreement shall arise only in the event that PLD had knowledge of such inaccuracy on or before the Closing; provided, further, that for purposes of this Agreement "knowledge" shall mean knowledge on the part of any member of management of PLD or knowledge of such circumstances that would lead a person not negligent to investigate and, more likely than not, obtain actual knowledge.

     9.4. News America's Indemnification of PLD. Subject to the conditions of this Article VIII, News America hereby agrees that it shall indemnify, defend and hold harmless PLD and any parent, subsidiary and affiliate of PLD (collectively, the "PLD Group") from and against all Damages asserted against, resulting to, imposed upon or incurred by any of the PLD Group, directly or indirectly, arising out of or resulting from a breach of any representation, warranty or agreement of News America contained in or made pursuant to this Agreement or any facts or circumstances constituting such a breach ("PLD Indemnifiable Claims"; PLD's Indemnifiable Claims and News America's Indemnifiable Claims are collectively referred to herein as the "Indemnifiable Claims"); provided, however, that the indemnification obligation of News America with respect to any inaccuracy in any of the representations or warranties made by News America in this Agreement shall arise only in the event that News America had knowledge of such inaccuracy on or before the Closing; provided, further, that for purposes of this Agreement "knowledge" shall mean knowledge on the part of any member of management of News America or knowledge of such circumstances that would lead a person not negligent to investigate and, more likely than not, obtain actual knowledge.

     9.5. Conditions of Indemnification. The obligations and liabilities of PLD under Section 9.3 or News America under Section 9.4, respectively, with respect to Indemnifiable Claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

          (a) The member of the News America Group or the PLD Group, as the case may be, asserting the existence of an Indemnifiable Claim (the "Indemnified Party") will give notice of any such Indemnifiable Claim to the party from whom Indemnification is sought (the "Indemnifying Party"), and the Indemnifying Party shall undertake the defense thereof by representation of their choosing, and will consult with the Indemnified Party concerning such defense during the course thereof.

          (b) In the event that the Indemnifying Party within a reasonable time after notice of any Indemnifiable Claim, fails to defend, the Indemnified Party against which such Indemnifiable Claim has been asserted will (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such Indemnifiable Claim on behalf of and for the account and risk of the Indemnifying Party.

          (c) Anything in this Section 9.5 to the contrary notwithstanding, (i) if there is a reasonable probability that an Indemnifiable Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right to defend, compromise or settle such Indemnifiable Claim, and (ii) the Indemnifying Party shall not, without the Indemnified Party written consent, settle or compromise any Indemnifiable Claim or consent to entry of any judgment in respect thereof, unless (A) the Indemnifying Party delivers to the Indemnified Party in advance its written agreement satisfactory to the Indemnified Party which provides that amounts paid and incurred or to be incurred by the Indemnified Party in connection with such Indemnifiable Claim shall be repaid promptly by the Indemnifying Party to the Indemnified Party (subject to the limitations of this Article
     VIII), and (B) such settlement, compromise or consent includes as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party and/or such member, as the case may be, a release from all liability in respect to such Indemnifiable Claim.

     9.6. Cushion.  The provisions for indemnity contained in Section 9.3 and
Section 9.4 hereof shall only be effective with respect to an Indemnifiable Claim (or, if more than one Indemnifiable Claim is asserted, with respect to all Indemnifiable Claims) to the extent the amount (or aggregate amount, in the case of more than one Indemnifiable Claim) of damages sustained in connection therewith exceeds One Hundred Thousand dollars (USD$100,000), but to the extent that the amount or amounts of damages in respect of Indemnifiable Claims exceeds $100,000, the indemnity provisions hereunder shall apply to all such damages, without regard to the $100,000 level.

     9.7. Limitation of Liability. Anything in this Agreement to the contrary notwithstanding, the liability of an Indemnifying Party to indemnify an Indemnified Party against any damages sustained in connection with any Indemnifiable Claim shall be limited to Indemnifiable Claims as to which written notice shall have been given to the Indemnifying Party on or prior to the earlier of the first anniversary date of the Closing Date or public release of audited financials of PLD covering the fiscal year ended December 31, 1998, whether or not the Indemnified Party has actually settled or incurred any expense with respect to such Damages. Furthermore, anything in this Agreement to the contrary notwithstanding, if such Indemnifiable Claim relates to a representation or warranty made by (a) News America, the amount of liability shall be limited to $100,000 and (b) PLD, the amount of liability shall be converted to PLD Common Stock and issued to News America at the same rate/value as the PLD shares issued to News America by PLD pursuant to Section 1.1 hereof, provided that the amount of liability of PLD shall be limited to twenty million U.S. dollars ($20,000,000). In the event that the rules of any stock exchange upon which the PLD Common Stock is then traded, or any interdealer quotation system upon which quotations for the PLD Common Stock are then available, shall not permit the issuance of PLD Common Stock without either the approval of shareholders of PLD or the receipt of some other approval, then in satisfaction of its liability to indemnify pursuant to this Article IX, PLD shall issue the maximum number of shares of PLD Common Stock as can then be issued in accordance with such rules, and shall issue in respect of the remainder of such liability shares of preferred stock having such terms and conditions as may be agreed upon between News America and PLD, such preferred stock to be convertible into PLD Common Stock at such time as any requisite shareholder or other approval is obtained.

     9.8. Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude the assertion by News America or PLD of any other rights or the seeking of any other remedies against the other party, as the case may be.

     9.9. Assignment of Certain Representations, Warranties and Indemnification Obligations. In lieu of making any representations or warranties with respect to the Holdings Shares being sold to and exchange with PLD hereunder, News America hereby assigns to the benefit of PLD, its successors and assigns, the representations, warranties and agreements made by C&W in the Stock Purchase Agreement with respect to the Holdings Shares and its indemnification obligations under such agreement, and agrees that PLD has the right to rely upon such representations, warranties and agreements, and enforce such indemnification obligations, as fully as if it were a party to the Stock Purchase Agreement. PLD acknowledges and agrees that its sole recourse with respect to the Holdings Shares is to seek indemnification from C&W with respect thereto and further agrees that News America shall have no liability therefor.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

     10.1. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement signed by all of the parties hereto.

     10.2. Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     10.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified, on the next Business Day after delivery to a recognized overnight courier service, upon confirmation of receipt of a facsimile transmission, or five days after deposit with the United States Post Office, by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

        If to PLD, to:

        PLD Telekom Inc.
        680 Fifth Avenue
        24th Floor
        New York, New York 10019
        Facsimile: (212) 262-8870
        Attention: James Hatt

        If to News America, to:

        News America Incorporated
        1211 Avenue of the Americas
        New York, New York 10036
        Facsimile: (212) 768-2029
        Attention: General Counsel

        (with a copy to:

        Skadden, Arps, Slate, Meagher & Flom LLP
        919 Third Avenue
        New York, New York 10022
        Facsimile: (212) 735-2000
        Attention: Alan G. Straus, Esq.)

     10.4. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto, including by operation of law without the prior written consent of the other party, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder; provided, however, that (a) PLD will have the right, at any time at or prior to the Closing, to designate in writing, in accordance with applicable law, one or more of its Affiliates to purchase, in whole or in part, the Holdings Shares on the terms set out in this Agreement, and PLD shall remain jointly and severally liable with its designee(s) under this Agreement following such designation, (b) News America will have the right, at any time at or prior to the Closing, to designate in writing, in accordance with applicable law, one or more of its affiliates to purchase, in whole or in part, the New PLD Shares on the terms set out in this Agreement, and News America shall remain jointly and severally liable with its designee(s) under this Agreement following such designation and
(c) News America shall have the right, at its sole discretion, to assign to ZAO LogoVAZ ("LogoVAZ") its rights to purchase one-half of the New PLD Shares (and, if such rights are exercised, such rights shall be exercised by News America and LogoVAZ concurrently as to the entire portion of the New PLD Shares); provided, that it shall be a condition to any assignment under clauses (b) or (c) hereof that the assignee represent and warrant to PLD as to the matters set forth in
Section 4.6, and otherwise agrees to be bound by the terms of this Agreement as if such assignee had been a party to this Agreement.

     10.5. Confidentiality. Each of the Parties hereto will hold, and will use its reasonable, good faith efforts to cause its respective shareholders, partners, members, directors, officers, employees, accountants, counsel, consultants, agents and financial or other advisors (collectively "Agents") to hold, in confidence all information (whether oral or written), including this Agreement and the documents contemplated herein, concerning the transactions contemplated by this Agreement furnished to such Party by or on behalf of any other Party in connection with such transactions, unless legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process, or by order of a court or tribunal of competent jurisdiction, or in order to comply with applicable rules or requirements of any stock exchange, government department or agency or other regulatory authority, or by requirements of any securities law or regulation or other legal requirement) to disclose any such information or documents, and except to the extent that such information or documents can be shown to have been (a) previously known on a nonconfidential basis by such Party, (b) in the public domain through no fault of such Party or (c) acquired by such Party on a nonconfidential basis from sources not known by such Party to be bound by any obligation of confidentiality in relation thereto. Notwithstanding the foregoing provisions of this Section 10.5, each Party may disclose such information to its Agents in connection with the transactions contemplated by this Agreement or any of the other ancillary Agreements so long as such Agents are informed by such Party of the confidential nature of such information and are required by such Party to treat such information confidentially, and to certain governmental agencies in connection with the procurement of the governmental authorizations contemplated by this Agreement. The obligation of each Party to hold any such information in confidence shall be satisfied if such Party exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, each Party will, and will use its reasonable, good faith efforts to cause its respective Agents, to destroy or deliver to the other Party, upon request, all documents and other materials, and all copies thereof, obtained by such Party or on its behalf from the other Party hereto in connection with this Agreement that are subject to such confidence.

     10.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

     10.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.8. Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (a) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a governmental entity or any department or agency thereof, (b) the term "subsidiary" when used in reference to any other person shall mean any corporation of which outstanding securities having ordinary voting power to elect a majority of the Board of Directors of such corporation are owned directly or indirectly by such other person and (c) the terms "affiliate" and "parent" shall have the meanings set forth in Rule 12b-2 of the Exchange Act.

     10.9. Entire Agreement. This Agreement, including the documents, schedules and certificates referred to herein, embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such transactions.

     IN WITNESS WHEREOF, PLD and News America have caused this agreement to be signed by their respective duly authorized officers as of the date first above written.

                                          NEWS AMERICA INCORPORATED

                                          By: /s/ JOHN NALLEN
                                            ------------------------------------
                                            Name: John Nallen
                                            Title:

                                          PLD TELEKOM INC.

                                          By: /s/ JAMES R.S. HATT
                                            ------------------------------------
                                            Name: James R.S. Hatt
                                            Title:  President and Chief
                                                Executive Officer

                                PLD TELEKOM INC.

           SPECIAL AND ANNUAL MEETING OF STOCKHOLDERS, AUGUST 13, 1998

     The undersigned hereby appoints James R.S. Hatt and Simon Edwards, or either one of them acting singly, with full power of substitution, the proxy or proxies of the undersigned to attend the Special and Annual Meeting of Stockholders of PLD Telekom Inc. to be held on August 13, 1998, and any adjournments thereof, to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side, and on any other matters properly brought before the meeting or any adjournments thereof, all as set forth in the July 22, 1998 proxy statement.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE,
                     PLEASE DATE, SIGN AND RETURN PROMPTLY.

                PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR
          BLACK INK THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
                        PROPOSAL 1 AND FOR ALL NOMINEES.

1. Approval of the Asset Exchange Agreement, dated April 19, 1998, between PLD Telekom Inc. and News America Incorporated, and the transactions contemplated thereby.
               FOR [  ]           AGAINST [  ]        ABSTAIN  [  ]


2. ELECTION OF THE FOLLOWING NOMINEES AS DIRECTORS: Dr. Boris Antoniuk, Edward Charles Dilley, Simon Edwards, James R.S. Hatt, Gordon Humphrey, Gennady Kudriavtsev, Dr. Vladimir Kvint, I. Martin Pompadur, Julian Rawle and David M. Stovel.
         FOR ALL NOMINEES [  ]                    WITHHOLD FOR ALL NOMINEES [  ]

         WITHHOLD FOR THE FOLLOWING ONLY: (WRITE THE NAMES OF THE NOMINEE(S) IN THE SPACE BELOW)

         -----------------------------------------------------------------------

3.       To vote on such other matters that may properly come before the
         meeting. I plan to attend the meeting: Yes  [  ]      No [  ]

      THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL AND ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF PLD TELEKOM INC.



                                    Dated                           , 1998
                                          --------------------------

                                    --------------------------------------
                                                 Signature

                                    --------------------------------------
                                          Signature if held jointly

                                    (Signature should be exactly as name or
                                    names appear on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.)



   THIS PROXY WILL BE VOTED FOR THE ABOVE MATTERS AND FOR ALL NOMINEES UNLESS OTHERWISE INDICATED, AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS
                      PROPERLY BROUGHT BEFORE THE MEETING.